AGREEMENT AND PLAN OF REORGANIZATION



          THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made as of July 25, 2001, by and among Informed Care, Inc., a privately owned Florida corporation ("ICI"), Hometown Info, Inc., a privately owned Minnesota corporation ("HII"), Murdock Communications, Corp., a publicly owned and traded Iowa corporation ("MCC") (collectively referred hereinafter as "Parties").

          WHEREAS, the parties intend that, subject to the terms and conditions of this Agreement, ICI will acquire 43.50% of the issued and outstanding shares of common stock of MCC in exchange for all the issued and outstanding shares of ICI common stock, HII will acquire 26.50% of the issued and outstanding shares of common stock of MCC in exchange for all of the issued and outstaying shares of HII common stock and MCC will retain 30% of its issued and outstanding shares of common stock; (the "Exchange Shares"); and

          WHEREAS, the parties have negotiated a Letter of Intent containing the terms and conditions of a plan of exchange and asset disposition ("Term Sheet"); and

          WHEREAS, upon the effectiveness of the exchange, as defined below, all the issued and outstanding shares of ICI and HII will be transferred to MCC in exchange for the Exchange Shares; and

          WHEREAS, a Letter of Intent was executed between the Parties, Peak Insurance Holdings, Inc., a privately owned Nevada corporation ("PIH"), and Grocery Shopping Network, Inc., ("GSN") a trade name of HII and PIH and the Parties have agreed that PIH shall no longer be a party to the exchange of shares, reorganization and other terms as set forth in this Agreement and plan of exchange, as defined in Article 1 of this Agreement, and that HII as GSN's parent is the proper party to this Agreement, but that GSN, through its relation to HII as a wholly-owned subsidiary intends to be bound to the terms set forth in this Agreement;

          WHEREAS, the mutual representations and warranties of the parties herein are a material inducement to enter into this Agreement; and

          WHEREAS, the parties acknowledge that the exchange is intended to qualify as a reorganization under Section 368 of the U.S. Internal Revenue Code of 1986, as amended (the "Code");

          NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     1     For purposes of this Agreement, the following terms have the meanings specified  or  referred  to  in  this  section:

          1.1     "Best  Effort(s)"  means  the  effort(s) that a prudent Person
                   ---------------
desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

          1.2     "Breach"  means a contradiction, violation or repudiation of a
                   ------
representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim by any Party or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

          1.3     "Closing"  is  defined  in  section  2.2  of  this  Agreement.
                   -------

          1.4     "Closing  Date"  is  defined in section 2.2 of this Agreement.
                   -------------

          1.5     "Consent"  means  any approval, consent, ratification, waiver,
                   -------
or  other  authorization  (including  any  governmental  authorization).

          1.6     "Contract" means any agreement, contract, obligation, promise,
                   --------
or undertaking (whether written or oral and whether express or implied) that is legally binding upon any of the Parties hereto.

          1.7     "Encumbrance"  means  any  charge,  claim,  community property
                   -----------
interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise, or any other attribute of ownership.

          1.8     "GAAP" refers to "Generally Accepted Accounting Principles" as
                   ----
adopted  by  the  Financial  Accounting  Standards  Board  in the United States.

          1.9     "Governmental  Authorization"  means  any  approval,  consent,
                   ---------------------------
license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any governmental body.


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
          1.11     "Knowledge"  an individual will be deemed to have "Knowledge"
                    ---------
of a particular fact or other matter if: (i) such individual is actually aware of such fact or other matter; or (ii) a prudent individual could be expected to discover or otherwise become aware of such act or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter. A Party will be deemed to have "knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Party (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

          1.12     "Material  Interest"  means  direct  or  indirect  beneficial
                    ------------------
ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 10% of the outstanding voting power of Party or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Party.

          1.13     "Material Transactions" means any transaction by a Party that
                    ----------------------
affects in a material way such Party's assets and/or liabilities, involves use of such Party's intellectual property or resources or may potentially expose such party to the risk of liability and/or indemnification.

          1.15     "Newco"  means a corporate successor of MCC subsequent to the
                    -----
Exchange and the meeting of directors of the newly elected Board, adopting the new name for the successor corporation and authorizing re-incorporation in the State of Delaware.

          1.16     "Order"  means  any  award,  decision,  injunction, judgment,
                    -----
order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other governmental body or by any arbitrator.

          1.17     "Ordinary  Course  of  Business"  an action taken by a Person
                    ------------------------------
will  be deemed to have been taken in the "Ordinary Course of Business" only if:

               1.17.1 such action is consistent with the past practices of such Party and is taken in the ordinary course of the normal day-to-day operations of such Party;

               1.17.2 such action is not required to be authorized by the board of directors of such Party and is not required to be specifically authorized by the parent company (if any) of such Party; and

               1.17.3 such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors in the ordinary

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
course of the normal day-to-day operations of other entities that are in the same line of business as such Party.

          1.18     "PEX"  means  a  definitive  Plan  of  Exchange negotiated by
                    ---
parties to this Agreement and filed with the respective state governments of the Parties.

          1.19     "Proceeding"  means  any action, arbitration, audit, hearing,
                    ----------
investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any governmental body or arbitrator.

          1.20     "Related Party" means, with respect to a particular corporate
                    -------------
or business entity any business entity that (i) directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Party; or (ii) holds a Material Interest in such specified Party.

          1.21     "Representative"  means,  with respect to a particular Party,
                    --------------
any director, officer, employee, agent, consultant, advisor, or other representative of such Party, including legal counsel, accountants, and financial advisors.

          1.22     "Securities  Act"  refers  to  the Securities Act of 1933, as
                    ---------------
amended, or any successor law; and to the regulations and rules promulgated by the Securities and Exchange Commission pursuant to that Act or any successor law.

          1.23     "Tax  Return"  any return (including any information return),
                    -----------
report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any governmental body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any legal requirement relating to any Tax.

          1.24     "Threatened"  a  claim, proceeding, dispute, action, or other
                    ----------
matter will be deemed to have been "threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Party to conclude that such a claim, proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

                                    ARTICLE 2
                                  THE EXCHANGE

     2.1 THE EXCHANGE. Subject to the terms and conditions of this Agreement and in accordance with the General Corporation Law of states of Iowa, Florida and Minnesota (hereinafter collectively referred to as "GCL"), at the Effective Time (as defined hereinafter), ICI and HII will become wholly-owned subsidiaries of MCC after the completion of the exchange.


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
          2.1.1 This Agreement shall not become effective until three (3) days after ICI has completed its pending transaction with Accent Health, and which transaction shall have resulted in revenue to ICI of at least $200,000.

     2.2 THE CLOSING. Subject to the terms and conditions of this Agreement, the consummation of the Exchange and the other transactions contemplated hereby (the "Closing") shall take place on October 31, 2001, at the offices of Waterford Financial, Inc., 301 Fourth Avenue South, Suite 470N,
Minneapolis, MN 55415, or such other place and time as the parties may otherwise agree, and the date of the Closing is referred to herein as the "Closing Date."

     2.3 FILING OF EXCHANGE DOCUMENTS; EFFECTIVE TIME. At the Closing, the parties shall cause the Exchange to be consummated by executing and filing a duly executed Agreement of Exchange and duly executed Certificates of Exchange, if required (collectively the "Exchange Documents") with respect to the Exchange, with the Secretaries of State of the States of Florida, Minnesota and Iowa, in such form as ICI, HII and MCC reasonably determine is required by and in accordance with the relevant provisions of the GCL. The time upon which such filing becomes effective in accordance with the GCL is referred to herein as the "Effective Time."

     2.4     EFFECT  OF  EXCHANGE.  At  the  Effective  Time,  the effect of the
Exchange shall be as provided in the relevant provisions of the GCL. Without limiting the generality of the foregoing, at the Effective Time:

          2.4.1 Newco will acquire all the issued and outstanding shares of ICI common stock in exchange for 43.50% shares of newly issued Newco common stock to ICI shareholders on a pro-rata basis; and

          2.4.2 Newco will acquire all the issued and outstanding shares of HII common stock in exchange for 26.50% shares of newly issued Newco common stock to ICI shareholders on a pro-rata basis; and

          2.4.3 All MCC, ICI and HII Shareholders who own five percent (5%) or more of the issued and outstanding shares of Newco stock shall be subject to the provisions of Rule 144 of the Exchange Act of 1934, as amended, as of the Effective Time, unless and until a registration statement for the registration of such shares is filed with and approved by the SEC.

     2.5.     Exchange  of  Shares.

          2.5.1 Exchange of ICI Stock. Subject to surrender and delivery to MCC by ICI shareholders of all applicable share certificates at the Closing and the accompanying Share Transfer Form and Form W-8, ICI shareholders shall receive stock certificates for the Exchange Shares.


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
          2.5.2 Exchange of HII Stock. Subject to surrender and delivery to MCC by HII shareholders of all applicable share certificates at the Closing and the accompanying Share Transfer Form and Form W-8, HII shareholders shall receive stock certificates for the Exchange Shares.

          2.5.3 Fractional Shares. No fractional shares of MCC common stock shall be issued in connection with the Exchange. Instead, MCC shall issue common stock in an amount rounded up to the next whole share.

          2.5.4 Registration Rights. Effective upon the Closing, ICI and HII shareholders shall be granted registration rights under the Securities Act of 1933, as amended (the "1933 Act").

          2.5.5 Adjustments for Capital Changes. Notwithstanding the provisions of this Article, if at any time after the date of this Agreement and prior to the Closing, MCC recapitalizes, either through a subdivision (or stock split) of any of its issued and outstanding shares into a greater number of shares, or a combination (or reverse stock split) of any of its issued and outstanding shares into a lesser number of shares, or reorganizes, reclassifies or otherwise changes its issued and outstanding shares into the same or a different number of shares of other classes (other than through a subdivision or combination of shares provided for in the previous clause), or declares a dividend on its issued and outstanding shares payable in shares or securities convertible into shares of MCC common stock (a "Capital Change"), then the number of shares of MCC common stock for which shares of ICI and HII Capital Stock are to be exchanged shall be appropriately, equitably and proportionately adjusted (as agreed to in writing by MCC, ICI and HII if the adjustment for such Capital Change involves something other than a mathematical adjustment) so as to maintain the proportionate interests of shareholders of MCC, ICI and HII contemplated by this Agreement as set forth in Section 2.5.8. The provisions of this Section shall not apply to any transaction not permitted to be undertaken by MCC, ICI or HII under the provisions of this Agreement. In the event that a Capital Change affecting MCC Common Stock occurs prior to the Closing, then all prices per share and numbers of shares used to compute the Exchange Number shall be deemed to have been equitably adjusted to reflect such Capital Change as necessary to effect the purposes and intent of this Section.

          2.5.6 Further Assurances. If, at any time after the Closing, the parties hereto consider or are advised that any further instruments, deeds, assignments or assurances are reasonably necessary or desirable to consummate the Exchange or to carry out the purposes of this Agreement at or after the Closing, then parties to this Agreement shall execute and deliver all such proper deeds, assignments, instruments and assurances and do all other things necessary or desirable to consummate the Exchange and to carry out the purposes and intent of this Agreement.

          2.5.7 Securities Laws Issues. MCC shall issue the Exchange Shares pursuant to an exemption from registration under Section 4(2) and/or Regulation D promulgated under the 1933 Act. Concurrently with the exchange of shares, ICI and HII

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
will execute and deliver to MCC Investment Representation Letters in the form of Exhibit A hereto (the "Investment Representation Letter"). For as long as this Agreement shall remain in full force and effect, MCC shall comply with all relevant Securities Laws including its requirement to file periodic, quarterly and annual reports, as well as all reporting requirements required by this Agreement.

          2.5.8 The newly appointed Board shall take such action as is necessary to implement the amendment of its Articles of Incorporation, the filing of such amendment, the authorization to increase the capital stock of Newco to 100,000,000, of which 95,000,000 shall be common stock, $.001 par value, and 5,000,000 shall be preferred stock, $.001 par value (the "Capital Amendment"), the authorization for the issuance of stock in Newco, and the acquisition of all of the outstanding shares of common stock of ICI and HII in exchange for shares of the common stock of Newco as set forth herein. The common shares of Newco shall be issued so that ICI shareholders shall own 43.5% of the issued and outstanding shares of common stock of MCC, HII shareholders shall own 26.5% of the issued outstanding shares of common stock of MCC and MCC shareholders shall retain 30.00% of its issued and outstanding shares of common stock. After such exchanges, the respective interest of the Parties in Newco shall be as follows:

                                   TABLE 2.5.8

                          Number of     Percentage Interest
                     Shares of Newco         of Newco
Owned by Current
Shareholders of ICI                             43.5%

Owned by Current
Shareholders of HII                             26.5%

Owned by Current
Shareholders of MCC                            30.00%

          2.5.9 At the Closing, upon satisfactory proof of compliance with each of the preconditions to the Closing as set forth herein, MCC shall accept the resignations of its directors. The Chairman of the Board of MCC, simultaneously with his resignation, shall appoint a new interim slate of Directors as provided herein. The allocation of seats on the new Board which shall be comprised of a total of eleven (11) directors,, of which nine (9) directors shall be nominated at the Effective Time as follows: two (2) to be designated by ICI shareholders, two (2) to be designated by HII shareholders, two (2) to be designated by MCC shareholders, and three (3) shall be selected "at large". The two (2) board seats that are un-nominated will be filled by the board from time to time as it sees fit. The new Board will then and there adopt, by resolution or otherwise, a change of name of MCC to the name selected and approved by the Board of Directors of Newco and vote of a majority of the shareholders of the respective Parties.


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
          2.5.10 MCC warrants and acknowledges that that all of the obligations of ICI and HII shall be in effect until such time as MCC and its stockholders approve and effect the Capital Amendment.

     2.6 PROXY STATEMENTS. Promptly after execution of this Agreement the respective Parties shall prepare and, as applicable, file with the SEC as required by law, Proxy Statements in accordance with the requirements of Rules 14a-3 to 14a-15 promulgated under the Exchange Act and including copies of financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations and the disclosure of such additional information reasonably necessary to an informed shareholder's decision regarding the advisability of the adoption of the following matters and such additional matters as may be deemed necessary by legal counsel or the SEC:

          2.6.1 The Exchange, and general terms thereof, including a general outline of the proposed businesses and industries of Newco and the proposed ratios of exchange of shares of capital stock of the parties as described in
Section  2.5.8  herein;

          2.6.2 The Articles of Incorporation and the Bylaws of Newco as amended from the Articles of Incorporation and the Bylaws of MCC.

          2.6.3 The names and qualifications of a slate of Directors to be added to the MCC Board and made up of members selected in accordance with Table 2.2;

          2.6.4 The authorization of One Hundred Million (100,000,000) shares of capital stock in Newco and the authority of the Board to designate such series and classes of stock and the rights and privileges thereof as the Board may deem advisable;

          2.6.5 The authority of the Board to accept surrender of the outstanding employee stock options of the employees of the Parties as of the date of Closing and to exchange therefor, in an appropriate ratio to be determined by the Board, stock options in a duly authorized employee stock option plan in Newco;

          2.6.6 The approval of a change of name of Newco to "Informed Care, Inc."; and

          2.6.7 Such other amendments to the Articles of Incorporation or Bylaws, and any other matters that the Parties may hereafter determine must, or should be, submitted to the shareholders for approval.

     2.7 PROXY FILINGS: MCC hereby specifically grants to ICI the authority to prepare and cause to be filed, subject to the approval of MCC and HII, the Proxy Statements, Joint Prospectus and Form S-4 Registration Statement (the "Proxy Filings") as set forth in Section 2.6. ICI acknowledges that it shall retain the professionals of its choice, legal, financial and otherwise, to prepare the Proxy Filings. If ICI shall bear the costs associated with the preparation and filing of the Proxy Filings,

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
it shall receive, as an adjustment for the payment of such expenses, Convertible Preferred Stock which shall be convertible into an amount of Newco common stock equal to the amount expended by ICI for the Proxy Filings in relation to the average bid price of MCC common stock (OTCBB symbol "MURC") for one week immediately prior to the Effective Time. Each party shall bear its own expenses for the preparation of financial statements, audited or otherwise of any party other than ICI, MCC, HII and Newco shall have the right to review the Proxy Filings before filing by ICI.

     2.8 TAX AND ACCOUNTING TREATMENT. The Parties hereto acknowledge and agree that the Exchange contemplated hereby is intended to be treated for accounting purposes as a tax-free reorganization under Section 368(a)(2)(E) of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the Parties acknowledge and agree that no party is making any representation or warranty as to the status of the Exchange as a tax-free reorganization under Section 368 of the Code or as to the effect, if any, that any transaction consummated prior to the Effective Time has or may have on any such tax-free status.
                                    ARTICLE 3
                                EXCHANGE OF STOCK

     3.1     CONSIDERATION.

          3.1.1 For the purposes of the Agreement "Consideration" means the following:

               3.1.1.1 6,320,160 issued and 5,923,820 outstanding shares of Common Stock $.01 par value per share of ICI ("ICI Common Stock"), subsequent to the date hereof and prior to the Effective Time, as well as 2,121,000 options outstanding.

               3.1.1.2 33,000 shares of Common Stock no par value per share of HII ("HII Common Stock"), subsequent to the date hereof and prior to the Effective Time.

               3.1.1.3 12,514,967 shares of Common Stock no par value per share of MCC ("MCC Common Stock"), subsequent to the date hereof and prior to the Effective Time, as well as 10,695,712 warrants redeemable for approximately 11,888,000 shares of MCC Common Stock. The Parties specifically acknowledge that MCC is in negotiations regarding possible transactions involving the divestiture of MCC's wholly-owned subsidiary Priority International
Communications, Inc. ("PIC"); and the elimination of MCC's outstanding obligations to: (i) Republic Credit Corporation; (ii) Berthel Fisher Company;
(iii) MCCIC; (iv) its various trade creditors; (v) and all other creditors set forth on Schedule B attached hereto and incorporated herein by reference, and the Parties acknowledge that any one or all of these transactions could require

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
MCC to issue a heretofore undetermined amount of securities of MCC to the respective creditors as consideration for the transactions contemplated therein
            ---------
(the "MCC Security Obligations"). The Parties further acknowledge that the MCC Security Obligations shall cause a Capital Change as set forth in Section 2.5.5 of the issued and outstanding number of MCC at the Effective Time for the purpose of determining MCC's "Percentage of Interest of Newco" as defined and set forth in Section 2.5.8. This section is not intended to exclude adjustment for any other corporate action on the part of MCC or the Parties which would qualify as a Capital Adjustment under Section 2.5.5.

     3.2     EXCHANGE  OF  STOCK.

          3.2.1 The Consideration shall be allocated among the holders of outstanding shares of ICI, HII and MCC Stock outstanding, immediately prior to the Effective Time, by allocating among the holders of ICI and HII the number of shares of MCC Common Stock being transferred to the ICI and HII shareholders on a pro rata basis as set forth herein, and by the acceptance by MCC of all ICI and HII shares. To the extent that any ICI, HII or MCC Preferred Stock not converted into Common Stock prior to the Effective Time and the condition to Closing set forth in this Agreement shall have been waived by ICI, HII and MCC, appropriate allocation of the Consideration shall be made, as the Parties shall designate in writing, to the holders of any such unconverted ICI, HII or MCC Preferred Stock, except for the MCC Security Obligations, as defined herein and the Conversion and the remaining Consideration allocable to such stock shall be adjusted as the Parties shall mutually agree.

          3.2.2 All fractional interest in ICI, HII and MCC Stock must be rounded up to the next whole share prior to the exchange contemplated in this Agreement.

     3.3     PAYMENT  OF  CONSIDERATION.  On  the  Closing  Date:

          3.3.1 At the Closing ICI, HII and MCC shall issue and deliver certificates representing the number of shares of Common Stock comprising the Consideration allocated to such stockholders in accordance with the Disclosure Schedule delivered by the Parties concurrent with the execution and delivery of this Agreement.

          3.3.2 The Parties shall authorize one or more persons to act as Exchange Agent(s) hereunder (the "Exchange Agent"). As soon as practicable after the Effective Time, ICI, HII and MCC, operating thereafter as Newco, shall cause the Exchange Agent to mail to all former holders of record instructions for surrendering their certificates representing ICI, HII and MCC Stock in exchange for a certificate or certificates representing shares of Newco Common Stock. Upon surrender of a ICI, HII or MCC Stock certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by the respective parties, the holder of such certificate shall be entitled to receive in exchange therefore (subject to Section 2.4 of this Agreement) a certificate representing that number of whole shares of ICI, HII and MCC Stock Common Stock, respectively, into which the shares of Newco Stock theretofore represented by such certificate so surrendered shall have been converted pursuant to the provisions of this Agreement, and the certificate so surrendered shall forthwith be canceled.

          3.3.3 ICI, HII and MCC Stock shall be exchanged into Newco Common Stock and shall be deemed to have been issued at the Effective Time. If any of Newco Common Stock certificates are to be issued in a name other than that in which the ICI, HII or MCC Stock certificate surrendered is registered, it shall be a condition of such exchange that the person requesting such exchange shall deliver to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of he Newco's Common Stock in a name other than that of the registered holder of the certificate surrendered or establish to the reasonable satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

          3.3.4 No certificates representing fractional shares of Newco Common Stock shall be issued upon the surrender or exchange of ICI, HII and MCC Stock certificates. No fractional interest shall entitle the owner to vote or to any rights of a security holder. Newco shall not be liable to any holder of shares of ICI, HII and/or MCC Stock for any cash in lieu of fractional interests delivered to a public official pursuant to applicable escheat or abandoned property laws.

     3.4     MCC  OPTIONS  AND  WARRANTS.

          3.4.1 The holders of any and all outstanding and unexercised MCC Options and Warrants (as hereinafter defined) to purchase shares of MCC common stock ("MCC Options and Warrants") shall exchange the MCC Options and Warrants for respective options and warrants to purchase shares of Newco common stock ("Newco Options and Warrants"). The exchange shall occur on a basis of one Newco Option for every MCC Option and one Newco Warrant for every MCC Warrant. The terms and conditions of the Newco Options and Warrants including vesting period, duration and exercise price, shall be identical to the terms and conditions of the MCC Options and Warrants. Holders of the Newco Options shall automatically, upon the approval and effectiveness of this Agreement, be subject to the terms and conditions of the Newco Employee Stock Option Plan, the form of which is attached hereto in the Disclosure Schedule.

     3.5     ICI  OPTIONS  AND  WARRANTS

          3.5.1. The holders of any and all outstanding and unexercised ICI Employee Options (as hereinafter defined) to purchase shares of ICI common stock ("ICI Options") shall exchange the ICI Options for respective options to purchase shares of Newco common stock ("Newco Options"). The exchange shall occur on a basis of one Newco Option for every ICI Option. The terms and conditions of the Newco Options, including vesting period, duration and exercise price, shall be identical to the terms and conditions of the ICI Options. Holders of the Newco Options shall automatically, upon the approval and effectiveness of this Agreement, be subject to the terms and conditions of the Newco Employee Stock Option Plan, the form of which is attached hereto in the Disclosure Schedule.

          3.5.2 Prior to the Closing Date, ICI shall cause all outstanding Warrants to be exercised and all shares of ICI Common Stock required to be issued pursuant to such exercise to be validly and fully issued as fully paid, non-assessable shares, or terminated, such that, as of the Effective Time, (i) no warrants or other rights to acquire any shares of the Parties' capital stock or any securities convertible into shares of ICI's Capital Stock are outstanding, and (ii) no person or entity other than the holders of ICI's stock shall have any right, title or interest in or to the ownership of Newco or any securities issued by ICI, all of which holders shall have no such, right, title or interest in or to ICI, other than their ownership of ICI Stock.

     3.6     HII  OPTIONS  AND  WARRANTS

          3.6.1 The holders of any and all outstanding and unexercised HII Employee Options (as hereinafter defined) to purchase shares of HII common stock ("HII Options") shall exchange the HII Options for respective options to purchase shares of Newco common stock ("Newco Options"). The exchange shall occur on a basis of one Newco Option for every HII Option. The terms and conditions of the Newco Options, including vesting period, duration and exercise price, shall be identical to the terms and conditions of the HII Options. Holders of the Newco Options shall automatically, upon the approval and effectiveness of this Agreement, be subject to the terms and conditions of the Newco Employee Stock Option Plan, the form of which is attached hereto in the Disclosure Schedule.

          3.6.2 Prior to the Closing Date, HII shall cause all outstanding Warrants to be exercised and all shares of HII Common Stock required to be issued pursuant to such exercise to be validly and fully issued as fully paid, non-assessable shares, or terminated, such that, as of the Effective Time, (i) no warrants or other rights to acquire any shares of the HII's capital stock or any securities convertible into shares of Newco's Capital Stock are outstanding, and (ii) no person or entity other than the holders of Newco stock shall have any right, title or interest in or to the ownership of Newco or any securities issued by Newco, all of which holders shall have no such, right, title or interest in or to Newco, other than their ownership of Newco Stock.

     3.7     APPRAISAL  RIGHTS.

          3.7.1 If holders of any shares of ICI, HII or MCC Stock (i) are entitled to dissent from the Exchange and demand appraisal of any such stock in accordance with the provisions of the GCL concerning the right of such holders to dissent from the Exchange and demand appraisal of their stock or (ii) have properly exercised dissenters rights with respect to their stock in accordance with the pertinent provisions of the GCL of the respective company's State of Incorporation ("Dissenting Holders"), any stock held by a Dissenting Holder as to which appraisal has been so demanded or for which such dissenter's rights have been properly exercised ("Excluded Shares") shall not be converted as described in Section 2.5, but shall, from and after the Closing, represent only the right to receive such consideration as may be determined to be due to such Dissenting Holder pursuant to the GCL's of the respective company's State of Incorporation, as applicable; provided, however, that each share of stock held by a Dissenting Holder who shall, after the Closing, withdraw his demand for appraisal or lose his right of appraisal with respect to such shares of stock, in either case pursuant to the relevant provisions of the GCL, as applicable, shall not be deemed Excluded Shares but shall be deemed to be converted, as of the Effective Time, into the right to receive Newco Common Stock in accordance with Section 2.5 hereof.

          3.7.2 The Parties shall give Newco (i) prompt notice of any written demands with respect to any shares of capital stock of ICI, HII or MCC and any withdrawal of any such demands received by ICI, HII or MCC, and (ii) the right to participate in all negotiations and proceedings with respect to any demands with respect to any shares of capital stock of ICI, HII or MCC. The Parties shall cooperate with Newco and shall not, except with the prior written consent of Newco, voluntarily make any payments with respect to, or offer to settle or settle, any such demands.

                                    ARTICLE 4
                      REPRESENTATIONS AND WARRANTIES OF MCC

     MCC hereby represents and warrants to ICI and HII that the following facts and circumstances are true and correct, as of the date of Closing, subject to the limitations and exceptions on the Disclosure Schedule as set forth in
Article  14  (the  "MCC  Disclosure  Schedule").

     Whenever the term "to MCC's knowledge" or similar expression appears in any representation or warranty in this Article 4, it means to the actual knowledge of MCC's directors and executive officers, after reasonable inquiry and investigation where specified. Whenever the term "MCC has received no notice" or like expression appears in any representation or warranty in this Article 4, it means that none of MCC's directors and executive officers has received actual oral or written notice of the matter to which such term is applied, after having made reasonable inquiry as to whether notice has been received where specified.

     4.1 ORGANIZATION. MCC: (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa; (ii) has all necessary corporate power to own and lease its properties, to carry on its business as now being conducted and to enter into and perform this Agreement and all of the other documents and agreements contemplated hereby; and (iii) is qualified to do business in all jurisdictions in which the failure to so qualify would have a material adverse effect on the business, operations or financial condition of MCC. MCC has no Subsidiaries (as hereinafter defined) and holds no right, title or interest in or to any other corporation, company, partnership, trust, limited liability company or other entity.

     4.2     AUTHORITY  AND  CONSENTS.

          4.2.1 The execution and performance of this Agreement and the other documents to be executed by MCC pursuant to the terms hereof will not result in a violation of MCC's Certificate of Incorporation or Bylaws. MCC has full power and authority (corporate and otherwise) to enter into this Agreement and the other documents to be executed by MCC pursuant to the terms hereof and to carry out the transactions contemplated by this Agreement and such other documents. This Agreement and the other documents to be executed by MCC pursuant to the terms hereof and their execution and delivery to ICI and HII have been duly authorized by the Board of Directors of MCC, and are subject only to a majority vote of its shareholders approving the PEX to effect the Exchange. This Agreement and the other documents to be executed by MCC pursuant to the terms hereof do and will constitute legal, valid and binding obligations of MCC, enforceable against MCC in accordance with their respective terms, subject as to enforcement only: (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally; and (ii) to general principles of equity.

          4.2.2 MCC has delivered to ICI and HII true, complete and correct copies of (i) its Certificate of Incorporation, as amended to date, certified by the appropriate official of the jurisdiction of incorporation, (ii) its Bylaws, as amended to date, and (iii) its stock ledger, in each case, certified by MCC's corporate secretary. The Certificate of Incorporation and Bylaws of MCC are in full force and effect and MCC is in material compliance with the provisions thereof.

     4.3     CAPITALIZATION  AND  TITLE  TO  SHARES.

          4.3.1 MCC is, or at the Closing shall be, authorized to issue One Hundred Million (100,000,000) shares of MCC Common Stock, of which an aggregate of 12,514,967 shares of MCC Common Stock, no par value per share, 10,695,712 warrants redeemable for approximately 11,888,000 shares of common stock are issued and outstanding and any and all MCC Security Obligations, as that term is defined herein. Such shares are owned of record by the persons and in the amounts set forth in the MCC Disclosure Schedule. No other class of capital stock of MCC is authorized or outstanding. Except for those shares representing Warrants and Options, set forth in Section 3.4 and the MCC Security Obligations, all of the issued and outstanding shares of MCC's capital stock are duly authorized and are validly issued, fully paid, nonassessable and free of pre-emptive rights. None of the issued and outstanding shares of MCC have been issued in violation of any federal or state law or any preemptive rights or rights to subscribe for or purchase securities.

          4.3.2 The MCC Disclosure Schedule includes a true and complete list of all outstanding rights, subscriptions, warrants, calls, preemptive rights, options or other agreements of any kind to purchase or otherwise receive from MCC any shares of the capital stock or any other security of MCC, and all outstanding securities of any kind convertible into or exchangeable for such securities (all such rights, subscriptions, warrants, calls, options, agreements and convertible securities, collectively, "MCC Warrants and Options"). True and complete copies of all instruments (or the form of such instruments) referred to in this Section 4.3.2 have been previously furnished to ICI and HII, except as set forth in the MCC Disclosure Schedule. There are no stockholder agreements, voting trusts, proxies or other agreements or understandings with respect to the outstanding shares of capital stock of MCC to which MCC is a party. Except for MCC Warrants and Options set forth in the MCC Disclosure Schedule, all outstanding unexercised MCC Warrants and Options shall terminate at the Effective Time.

          4.3.3 Except as set forth in the MCC Disclosure Schedule, MCC does not own beneficially any shares of capital stock of ICI and HII.

     4.4     SEC  FILINGS.

          4.4.1 MCC has delivered to ICI and HII accurate and complete copies of any report, registration statement and definitive proxy statement filed by MCC with the Securities and Exchange Commission (the "SEC") since December 31, 2000 and will make available to ICI and HII accurate and complete copies of all such registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed after the date of this Agreement and prior to the Effective Time (the "MCC SEC Documents"). All statements, reports, schedules, forms and other documents required to have been filed with the SEC have been so filed. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) each of the MCC SEC Documents complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act") (as the case may be); and none of the MCC SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          4.4.2 The obligation of MCC to timely file all statements, reports, schedules and forms with the SEC shall remain a condition precedent to the obligations of ICI and HII to complete the Closing.

     4.5     FINANCIAL  STATEMENTS.

          4.5.1 The consolidated financial statements contained in the MCC SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments which will not, individually or in the aggregate, be material in amount); and
(iii) fairly present, in all material respects, the consolidated financial position of MCC as of the respective dates thereof and the consolidated results of operations of MCC for the periods covered thereby.

          4.5.2 MCC has previously delivered to ICI and HII (i) the audited consolidated financial statements of MCC at December 31, 2000 (including the footnotes thereto) (the "MCC Audited Financial Statements"), and (ii) the unaudited quarterly and monthly balance sheet of MCC (the "MCC Interim Balance Sheets") and related statement of operations and cash flows for the periods up to and including the month immediately prior to the Closing (the "MCC Interim Financial Statements"). Such financial statements referred to in this section are collectively referred to herein as the "MCC Financial Statements." The MCC Interim Financial Statements have been prepared from, and are in accordance with, the books and records of MCC and present fairly, in all material respects, the financial position and the results of operations of MCC as of the dates and for the periods indicated, in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved except as otherwise stated therein, and subject to normal year end audit adjustments, which are not, in the aggregate, material.

     4.6 ASSETS. Except as set forth in the MCC Disclosure Schedule, MCC has good and marketable title to all of its tangible and intangible assets and properties reflected as owned on the MCC Audited Financial Statements and all such assets and properties are free and clear of all liens.

     4.7 PROPERTIES. MCC does not own any real property and does not have any options or contractual obligations to purchase or acquire any interest in real property other than leasehold interests. MCC has a valid leasehold interest in all of the buildings, structures and leasehold improvements, and owns or has a valid leasehold interest in all equipment and other tangible property used in the conduct of its business, all of which are in good and sufficient operating condition and repair, ordinary wear and tear excepted. There is no equipment located on the premises of MCC that is on loan from another party.

     4.8 CONSENTS AND APPROVALS OF GOVERNMENT AUTHORITIES. Except for the filing of the Exchange Documents and the consent of MCC's stockholders, no consent, approval or authorization of, or declaration, filing, notice or registration with, any governmental agency or regulatory authority is required in connection with the execution, delivery and performance of this Agreement or any of the other documents contemplated hereby by MCC or the consummation of the transactions contemplated herein and therein.

     4.9 ACCOUNTS RECEIVABLE. MCC Interim Financial Statement shall show that at the time of this Agreement, there are no accounts receivables net of reserves due to MCC by any individual and/or business entity.

     4.10 CONTRACTS AND OTHER AGREEMENTS. The MCC Disclosure Schedule sets forth a list of the following contracts and other agreements to which MCC is a party or by or to which MCC or MCC's assets or properties are bound or subject:

          4.10.1 any agreement or series of related agreements requiring aggregate payments after the date hereof by or to MCC of more than $10,000;

          4.10.2 any agreement with or for the benefit of any current or former officer, director, stockholder, employee or consultant of MCC;

          4.10.3 any agreement with any labor union or association representing any employee of MCC;

          4.10.4 any agreement for the purchase or sale of materials, supplies, equipment, merchandise or services that contain an escalation, renegotiation or redetermination clause or that obligate MCC to purchase all or substantially all of its requirements of a particular product from a supplier, or for periodic minimum purchases of a particular product from a supplier;

          4.10.5 any agreement for sale of any of the assets or properties of MCC other than in the ordinary course of business or for the grant to any person of any options, rights of first refusal, or preferential or similar rights to purchase any such assets or properties;

          4.10.6     any  partnership  or  joint  venture  agreement;

          4.10.7 any agreement of surety, guarantee or indemnification, other than agreements in the ordinary course of business with respect to obligations in an aggregate amount not in excess of $10,000;

          4.10.8 any agreement containing covenants of MCC not to compete in any line of business, in any geographic area or with any person or covenants of any other person not to compete with MCC or in any line of business of MCC;

          4.10.9 any agreement granting or restricting the right of MCC to use any MCC Intellectual Property (as defined hereinafter), except for any Intellectual Property that is licensed to MCC under any third party software license generally available to the public at a cost of less than $10,000;

          4.10.10 any agreement with any holder of securities of MCC as such (including, without limitation, any agreement containing an obligation to register any of such securities under any federal or state securities laws);

          4.10.11 any agreement relating to the acquisition by MCC of any operating business or the capital stock of any other person;

          4.10.12 any agreement requiring the payment to any person of a brokerage or sales commission or a finder's or referral fee in connection with the transactions contemplated by this Agreement (other than arrangements to pay commission or fees to employees in the ordinary course of business);

          4.10.13 any agreement or note relating to or evidencing outstanding indebtedness for borrowed money, other than agreements entered into in the ordinary course of business for amounts not exceeding $10,000;

          4.10.14 any lease, sublease or other agreement under which MCC is lessor or lessee of any real property or equipment or other tangible property with respect to obligations in excess of $10,000; and

          4.10.15 except for agreements to provide maintenance, upgrades, bug fixes, error corrections or similar work product that are ordinary and customary for the software industry and that are related to the MCC products which have been delivered as of the date hereof, any agreement that requires MCC to deliver, or undertake the development of, any new product, customized product, substantial upgrade, new version or similar work product where such delivery or development requires MCC to utilize substantial personnel or financial resources.

          4.10.16 any other material agreement not made in the ordinary course of business.

     True and complete copies of all the contracts and other agreements (and all amendments, waivers or other modifications thereto) set forth in the MCC Disclosure Schedule have been made available to ICI and HII. Each of such contracts is valid, subsisting, in full force and effect, binding upon MCC, and to the knowledge of MCC, binding upon the other parties thereto in accordance with their terms, and MCC is not in default under any of them, nor, to the best knowledge of MCC, is any other party to any such contract or other agreement in default thereunder, nor does any condition exist that with notice or lapse of time or both, would constitute a default thereunder, except, in each case, such defaults as would not, individually or in the aggregate, have a material adverse effect on the business of MCC.

     4.11     COMPLIANCE  WITH  LAWS.

          4.11.1 Except as set forth in the MCC Disclosure Schedule, MCC has all licenses, permits, franchises, orders or approvals of any federal, state, local or foreign governmental or regulatory body required for the conduct of the business of MCC, except where not having such license, permit, franchise, order or approval would not result in a material adverse effect on business, operations or financial condition of MCC (collectively, "MCC Permits"); such MCC Permits are in full force and effect; and no proceeding is pending or, to the knowledge of MCC, threatened to revoke or limit any MCC Permit.

          4.11.2 Except where such violation would not have a material adverse effect on the business, operations or financial condition of MCC, MCC is not in violation of any applicable law, ordinance or regulation or any order, judgment, injunction, decree or other requirement of any court, arbitrator or governmental or regulatory body. MCC has not received notice of, and there has not been any citation, fine or penalty imposed against MCC for, any such violation or alleged violation.

     4.12 BANK ACCOUNTS AND POWERS OF ATTORNEY. The MCC Disclosure Schedule identifies all bank and brokerage accounts of MCC, whether or not such accounts are held in the name of MCC, lists the respective signatories therefor and lists the names of all persons holding a power of attorney from MCC and a summary of the terms thereof.

     4.13 AGREEMENT WILL NOT CAUSE BREACH OR VIOLATION. Neither the execution nor delivery of this Agreement or the other documents contemplated hereby by MCC, nor performance by MCC of the terms and provisions of this Agreement or such other documents will (a) conflict with or result in a breach or violation of any of the terms, conditions or provisions of any MCC Permit or any judgment, order, injunction, decree, regulation or ruling of any court or governmental authority to which MCC or any assets of MCC are subject or of any contract to which MCC is a party or any agreement, contract, or commitment to which MCC is a party or by which it is bound, except where such conflict, breach or violation would not have a material adverse effect on the business, operations or financial condition of MCC, or (b) give any person or entity the right to terminate or modify any material contract to which MCC is a party, or accelerate any material obligation or indebtedness of MCC thereunder.

     4.14 NO UNDISCLOSED LIABILITIES. MCC has no liabilities or obligations of any nature required to be disclosed as liabilities on a balance sheet prepared in accordance with GAAP except (a) liabilities which are fully reflected or reserved against or disclosed as contingent liabilities in the MCC Financial Statements, and (b) liabilities disclosed in the MCC Disclosure Schedule.

     4.15 TRANSACTIONS WITH MANAGEMENT. Except as set forth in the MCC Disclosure Schedule, no officer of MCC has (whether directly or indirectly through another entity in which such person has an interest, other than as the holder of less than 1% of a class of securities of a publicly traded company) any interest in (a) any property or assets of MCC (except as a stockholder) or
(b)  to  MCC's knowledge, any current competitor, customer or supplier of MCC or
(c) to MCC's knowledge, any person which is currently a party to any contract with MCC involving any amount in excess of $10,000.

     4.16 ABSENCE OF CERTAIN CHANGES. Since May 2, 2001, there have been no material changes in the condition, financial or otherwise, of any of the assets or any of the liabilities, business, prospects or operations of MCC or the business of MCC, other than changes which in the aggregate have not been materially adverse to the business, finances or operations of MCC. Without limiting the foregoing, since May 2, 2001 other than in the ordinary course of business:

          4.16.1 MCC has not materially altered the nature of the business of MCC as carried on or made any material change in the products and services it supplies;

          4.16.2 Except as set forth in the MCC disclosure schedule, MCC has not borrowed or agreed to borrow any funds or incurred, or assumed or become subject to, whether directly or by way of guarantee or otherwise, any material obligation or liability for borrowed money, except payables incurred in the ordinary course of business and consistent with past practice;

          4.16.3 MCC has not paid, discharged or satisfied any claim, liability or obligation other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities or obligations reflected or reserved against in the MCC Interim Balance Sheet or trade payables incurred in the ordinary course of business and consistent with past practice;

          4.16.4 MCC has not permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any lien of any kind;

          4.16.5 MCC has not written down the value of any inventory or written off as uncollectible any notes or accounts receivable, except for write-downs and write-offs in the ordinary course of business and consistent with past practice, none of which is material;

          4.16.6 Except as set forth in the MCC disclosure schedule, MCC has not cancelled any debts or waived any claims or rights of substantial value, waived any statute of limitation or sold, transferred, or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible), except sales of immaterial assets in the ordinary course of business and consistent with past practice;

          4.16.7 MCC has not licensed or disposed of or permitted to lapse any rights to the use of any MCC Intellectual Property (as defined hereinafter);

          4.16.8 MCC has not granted any increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any officer or employee;

          4.16.9 MCC has not made any capital expenditure or commitment therefor in excess of $10,000 individually or in the aggregate;

          4.16.10 MCC has not paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its officers, directors or any Affiliate (as defined hereinafter) or associate of any of its officers, directors or stockholders;

          4.16.11 MCC has not made any change in the accounting policies or practices of MCC;

          4.16.12 MCC has not issued any shares of its capital stock or any other securities or made any redemption or other acquisition of any capital stock of MCC or any declaration, setting aside, or payment of any dividend or distribution of any kind with respect to any shares of capital stock of MCC except pursuant to the exercise of any outstanding MCC Warrants and Options;

          4.16.13 there have been no losses or damage to any of MCC's assets due to fire or other casualty, whether or not insured, amounting to more than $10,000, in the aggregate; and

          4.16.14 MCC has not agreed, whether in writing or otherwise, to do any of the foregoing.

     4.17     INTELLECTUAL  PROPERTY.

          4.17.1 The MCC Disclosure Schedule contains a list of all patents, patent applications, trademarks (whether registered or unregistered), trademark applications, service marks (whether registered or unregistered), service mark applications, copyrights (whether registered or unregistered) and copyright applications owned by or filed in the name of the MCC (the "MCC Owned Intellectual Property"), specifying as to each, as applicable: (i) the nature of such Intellectual Property; (ii) the other owner(s) of such Intellectual Property, for any Intellectual Property that is jointly owned by the MCC and any other Person that is not an Affiliate of the MCC; (iii) the jurisdictions by or in which such Intellectual Property has been issued or registered or in which an application for such issuance or registration has been filed, including the respective registration or application numbers; and (iv) licenses, sublicenses and other agreements to which the MCC is a party and pursuant to which any Person is authorized to use such Intellectual Property, including the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof.

          4.17.2 The MCC owns or licenses all Intellectual Property necessary to conduct business to the same extent and in substantially the same manner as presently conducted and as presently proposed by the MCC to be conducted (the "MCC Intellectual Property"). The MCC Intellectual Property will be owned by the MCC, or the MCC will have right for use thereof on identical terms and conditions immediately subsequent to the Closing. No Owned Intellectual Property is involved in any interference or re-examination or cancellation or opposition proceeding and the MCC has not been notified or alerted that any such proceeding will hereafter be commenced. To MCC's knowledge, after reasonable inquiry, the MCC has no reasonable legal basis for provoking or initiating an interference or opposition proceeding with respect to any

MCC Intellectual Property held or used by others, and has no reasonable basis for believing that any of MCC Intellectual Property, owned exclusively or jointly by MCC, is being infringed by others.

          4.17.3 The MCC has not been notified (after having made reasonable inquiry as to whether notice has been received) that it is a defendant in any action, suit, investigation or proceeding relating to, any alleged claim of infringement by the MCC Intellectual Property, and no MCC Intellectual Property infringes or misappropriates Intellectual Property of any other Person. MCC has no knowledge, after reasonable inquiry, of any continuing infringement by any other Person of any MCC Intellectual Property owned, exclusively or jointly, by MCC. Except as set forth in the MCC Disclosure Schedule, the MCC has not entered into any agreement to indemnify any other Person against any charge of infringement, misappropriation or other conflict with respect to any Intellectual Property.

          4.17.4 The MCC has delivered to ICI and HII correct and complete copies of any MCC patents, registrations, applications, licenses, agreements, and permissions (as amended to date) relating to MCC Owned Intellectual Property and has made available to ICI and HII correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such MCC Owned Intellectual Property. With respect to all MCC Intellectual Property, to MCC's knowledge, after reasonable inquiry:

               4.17.4.1 all patents, copyrights and trademarks included in the MCC Owned Intellectual Property are valid and in full force and all applications listed in the MCC Disclosure Schedule as pending have been prosecuted in good faith as required by law and are in good standing;

               4.17.4.2 MCC possesses all right, title and interest in the MCC Owned Intellectual Property and any other MCC Intellectual Property not
                                                                             ---
jointly owned or licensed from any other Person and, except as set forth in the MCC Disclosure Schedule, no Person that is not party to a non-disclosure agreement with MCC, a copy of which has been provided to ICI and HII, has been provided by MCC access to or has any rights to, contingent or otherwise;

               4.17.4.3 the MCC Owned Intellectual Property, and the other MCC Intellectual Property owned by MCC either exclusively or jointly with others, or licensed exclusively from any other Person, is not subject to any outstanding Lien, judgment, order, decree, stipulation, injunction, or charge; and

               4.17.4.4 no charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand is pending or to the knowledge of the MCC (and MCC employees with responsibility for intellectual property matters) is threatened which challenges the legality, validity, enforceability, use, or ownership of the Owned Intellectual Property or the other MCC Intellectual Property owned by MCC, either exclusively or jointly with any other Person, or licensed exclusively from any other Person.

          4.17.5 To the MCC's knowledge, after reasonable inquiry, no employee of the MCC is subject to any secrecy or non-competition agreement or any agreement or restriction of any kind that would impede in any material way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of the MCC as currently operated and as presently proposed to be operated by the MCC. To the MCC's knowledge, after reasonable inquiry, no third party has claimed that any person employed by or affiliated with the MCC has violated or may be violating any of the terms or conditions of his past employment, non-competition or nondisclosure agreement with such third party, or disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. Each current employee, officer and consultant of the MCC has executed a proprietary information and inventions agreement substantially in the form provided to ICI and HII. The MCC, after reasonable investigation, is not aware that any of its employees are in violation of any such agreement.

     4.18     LITIGATION.     Except  as  set  forth  in  the  MCC  Disclosure
Schedule, MCC is not a party to any pending or, to MCC's knowledge after reasonable inquiry, threatened action, suit, arbitration, mediation, proceeding or investigation, at law or in equity or otherwise in, for or by any court or other governmental body or any arbitration, mediation or similar forum (collectively, "Litigation"); nor, to MCC's knowledge, does any rational basis exist for any such Litigation. MCC is not subject to any decree, judgment or order of any court or other governmental body which could have a material adverse effect on the condition, financial or otherwise, of any of MCC's assets or the business of MCC or which could prevent the transactions contemplated by this Agreement.

     4.19      PERSONNEL.

          4.19.1 The MCC Disclosure Schedule lists: (i) all MCC Employee Plans (as defined hereinbelow) and all contracts or agreements with directors, officers, employees or unions, or consulting agreements, to which MCC is a party or it or its assets are subject as of the date of this Agreement; (ii) the names, salary rates, bonuses paid during the last fiscal year, and accrued vacation and sick leave for all the employees of MCC as of May 2, 2001; and
(iii) all group insurance programs in effect for employees of MCC. MCC is not in default with respect to any of the obligations so listed, except where such default would not have a material adverse effect on the business, operations or financial condition of MCC.

          4.19.2 MCC has delivered to ICI and HII true, complete and correct copies of all MCC Employee Plans. MCC has no union contracts or collective bargaining agreements with, or any other obligations to, employee organizations or groups, nor is MCC currently engaged in any labor negotiations except in minor grievances not involving any employee organization or group, nor, to the knowledge of MCC, is MCC the subject of any union organization. There is no pending or, to MCC's knowledge, threatened labor dispute, strike or work stoppage affecting the business of MCC.

          4.19.3 The MCC Disclosure Schedule also lists the amount payable to employees of MCC under other fringe benefit plans. The term " MCC Employee Plan" shall mean all present and prior (including terminated and transferred) plans, programs, agreements, arrangements and methods of contributions or compensation (including all amendments to and components of the same, such as a trust with respect to a plan) providing any remuneration or benefits, other than current cash compensation, to any current or former employee of MCC or to any other person who provides services to MCC, including, without limitation, pension, retirement, profit sharing, percentage compensation, stock purchase, stock option, bonus and non-qualified deferred compensation plans, disability plans, medical plans, dental plans, workers compensation, health insurance, life insurance or other death benefits, incentive plans, severance plans, vacation benefits and fringe benefits.

     4.20 TAXES. Except as set forth in the MCC Disclosure: Schedule, all tax returns required to be filed prior to the date hereof with respect to the MCC and the business of MCC have been timely filed, each such tax return is true, accurate and complete in all material respects; MCC has timely paid all taxes due on such returns and any subsequent assessments with respect thereto; and all taxes due and payable prior to the Closing Date by or with respect to MCC or the business of MCC for the periods prior to the Closing Date have been or will be paid by MCC prior to the Closing or reserves have been established therefore in the MCC Interim Financial Statements.

     With respect to each taxable period of MCC, (i) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of taxes has been asserted or assessed by any taxing authority against MCC; (ii) MCC has filed extensions for 2000 Federal and State Income Tax Returns; (iii)
MCC has requested and has been granted extensions of time for the filing of state and federal tax returns to a date later than the Closing. MCC anticipates that such taxes and tax returns will be filed prior to the Closing; (iv) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, pending or, to the knowledge of MCC threatened against MCC with respect to taxes; (v) there are no MCC Liens for taxes (other than for current taxes not yet due and payable) upon any of MCC's assets; and (vi) true, correct and complete copies of all income and sales tax returns filed by or with respect to MCC for the past three years have been furnished or made available to HII. MCC has not agreed to, or is not required to, make any adjustments under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

     4.21 INSURANCE. The MCC Disclosure Schedule constitutes a list of all insurance policies and bonds in force with respect to MCC or MCC's assets showing for each such policy or bond: (i) the owner and loss-payee; (ii) the coverage of such policy or bond; (iii) the amount of premium properly allocable to such policy or bond; (iv) the name of the insurer; and (v) the termination date of the policy or bond. Copies of all such insurance policies and bonds have been made available to ICI and HII. All such insurance policies and bonds are in full force and effect. The insurance coverage provided by such policies and bonds is of the type and in the amounts customarily carried by Persons conducting businesses similar to the business of MCC as presently conducted and in accordance with good business practices.

     4.22 REPRESENTATIONS COMPLETE. The representations and warranties of MCC contained in this Article 4 do not contain any untrue statement of a material fact and do not omit to state any material fact necessary to make such representations and warranties, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE 5
                      REPRESENTATIONS AND WARRANTIES OF ICI

     ICI hereby represents and warrants to HII and MCC that the following facts and circumstances are true and correct, as of the date of Closing, subject to the limitations and exceptions on the Disclosure Schedule set forth in Article 14 (the "ICI Disclosure Schedule").

     Whenever the term "to ICI's knowledge" or similar expression appears in any representation or warranty in this Article 5, it means to the actual knowledge of ICI's directors and executive officers, after reasonable inquiry and investigation where specified. Whenever the term " ICI has received no notice" or like expression appears in any representation or warranty in this Article 5, it means that none of ICI 's directors and executive officers has received actual oral or written notice of the matter to which such term is applied, after having made reasonable inquiry as to whether notice has been received where specified.

     5.1 ORGANIZATION. ICI: (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida; (ii) has all necessary corporate power to own and lease its properties, to carry on its business as now being conducted and to enter into and perform this Agreement and all of the other documents and agreements contemplated hereby; and (iii) is qualified to do business in all jurisdictions in which the failure to so qualify would have a material adverse effect on the business, operations or financial condition of ICI. ICI has no Subsidiaries (as hereinafter defined) and holds no right, title or interest in or to any other corporation, company, partnership, trust, limited liability company or other entity.

     5.2     AUTHORITY  AND  CONSENTS.

          5.2.1 The execution and performance of this Agreement and the other documents to be executed by ICI pursuant to the terms hereof will not result in a violation of ICI 's Certificate of Incorporation or Bylaws. ICI has full power and authority (corporate and otherwise) to enter into this Agreement and the other documents to be executed by ICI pursuant to the terms hereof and to carry out the transactions contemplated by this Agreement and such other documents. This Agreement and the other documents to be executed by ICI pursuant to the terms hereof and their execution and delivery to HII and MCC have been duly authorized by the Board of Directors of ICI, and no further corporate action prior to the Closing shall be necessary on the part of ICI or its stockholders to effect the Exchange. This Agreement and the other documents to be executed by ICI pursuant to the terms hereof do and will constitute legal, valid and binding obligations of ICI, enforceable against ICI in accordance with their respective terms, subject as to enforcement only: (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally; and (ii) to general principles of equity.

          5.2.2 ICI has delivered to HII and MCC true, complete and correct copies of (i) its Certificate of Incorporation, as amended to date, certified by the appropriate official of the jurisdiction of incorporation, (ii) its Bylaws, as amended to date, and (iii) its stock ledger, in each case, certified by ICI's corporate secretary. The Certificate of Incorporation and Bylaws of ICI are in full force and effect and ICI is in material compliance with the provisions thereof.

     5.3     CAPITALIZATION  AND  TITLE  TO  SHARES.

          5.3.1 ICI is authorized to issue 16,000,000 of shares, of which it is authorized to issue 15,000,000 of ICI Common Stock $0.01 par value per share, and 1,000,000 of ICI Preferred Stock, of which an aggregate of 6,320,160 shares of ICI Common Stock are issued and 5,923,820 of ICI Common Stock are outstanding. No shares of ICI Preferred Stock are issued and outstanding. Also, 2,121,000 options to purchase ICI Common Stock redeemable for shares of common stock are outstanding. Such shares are owned of record by the persons and in the amounts set forth in the ICI Disclosure Schedule. No other class of capital stock of ICI is authorized or outstanding. All of the issued and outstanding shares of ICI's capital stock are duly authorized and are validly issued, fully paid, nonassessable and free of pre-emptive rights. None of the issued and outstanding shares of ICI have been issued in violation of any federal or state law or any preemptive rights or rights to subscribe for or purchase securities.

          5.3.2 The ICI Disclosure Schedule includes a true and complete list of all outstanding rights, subscriptions, warrants, calls, preemptive rights, options or other agreements of any kind to purchase or otherwise receive from ICI any shares of the capital stock or any other security of ICI, and all outstanding securities of any kind convertible into or exchangeable for such securities (all such rights, subscriptions, warrants, calls, options, agreements and convertible securities, collectively, "ICI Warrants and Options"). True and complete copies of all instruments (or the form of such instruments) referred to in this Section 5.3.2 have been previously furnished to HII and MCC. There are no stockholder agreements, voting trusts, proxies or other agreements or understandings with respect to the outstanding shares of capital stock of ICI to which ICI is a party. Except for ICI Options and Warrants set forth in the ICI Disclosure Schedule, all outstanding unexercised ICI Warrants and Options shall terminate at the Effective Time.

          5.3.3 ICI does not own beneficially any shares of capital stock of HII and MCC.

     5.4     FINANCIAL  STATEMENTS.

          5.4.1 The consolidated financial statements of ICI provided to HII and MCC pursuant to this Agreement (i) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments which will not, individually or in the aggregate, be material in amount); and (ii) fairly present, in all material respects, the consolidated financial position of ICI as of the respective dates thereof and the consolidated results of operations of ICI for the periods covered thereby.

          5.4.2 ICI shall deliver to HII and MCC prior to the Effective Time (i) the audited consolidated financial statements of ICI at December 31, 2000 (including the footnotes thereto) (the "ICI Audited Financial Statements"), and (ii) the unaudited balance sheet of ICI (the "ICI Interim Balance Sheet") and related statement of operations and cash flows for the period then ended (the "ICI Interim Financial Statements"). Such financial statements referred to in this section are collectively referred to herein as the "ICI Financial Statements." The ICI Interim Financial Statements have been prepared from, and are in accordance with, the books and records of ICI and present fairly, in all material respects, the financial position and the results of operations of ICI as of the dates and for the periods indicated, in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved except as otherwise stated therein, and subject, in the case of the ICI Interim Financial Statements, to normal year end audit adjustments, which are not, in the aggregate, material and to the absence of notes as may be required by GAAP.

     5.5 TITLE TO ASSETS. ICI has good and marketable title to all of its tangible and intangible assets and properties reflected as owned on the ICI Audited Financial Statements (as defined hereinafter), except for assets sold in the ordinary course of business since the date of the ICI Audited Financial Statements, and all such assets and properties are free and clear of all liens, charges, encumbrances and security interests, except for any lien for current taxes not yet due and payable, any statutory liens and minor liens that have arisen in the ordinary course of business that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of ICI (collectively, "ICI Liens").

     5.6 PROPERTIES. ICI does not own any real property and does not have any options or contractual obligations to purchase or acquire any interest in real property other than leasehold interests. ICI has a valid leasehold interest in all of the buildings, structures and leasehold improvements, and owns or has a valid leasehold interest in all equipment and other tangible property used in the conduct of its business, all of which are in good and sufficient operating condition and repair, ordinary wear and tear excepted. There is no equipment located on the premises of ICI that is on loan from another party.

     5.7 CONSENTS AND APPROVALS OF GOVERNMENT AUTHORITIES. Except for the filing of the Exchange Documents and the consent of ICI's stockholders, no consent, approval or authorization of, or declaration, filing, notice or registration with, any governmental agency, regulatory authority or other Person (as defined hereinafter) is required in connection with the execution, delivery and performance of this Agreement or any of the other documents contemplated hereby by ICI or the consummation of the transactions contemplated herein and therein.

     5.8 ACCOUNTS RECEIVABLE/PREPAYABLE. Subject to the allowances with respect to accounts receivable included in the ICI Interim Financial Statement, all accounts receivable reflected on such balance sheet and all accounts receivable arising subsequent thereto on or prior to the Closing Date and not yet collected, have arisen in the ordinary course of business of ICI, represent valid and enforceable obligations due to ICI, have been and are fully collectible in the ordinary course of business in the aggregate recorded amounts thereof in accordance with their terms and are, to the knowledge of the ICI, subject to no set-off, counterclaim or future performance obligation on the part of ICI.

     5.9 CONTRACTS AND OTHER AGREEMENTS. The ICI Disclosure Schedule sets forth a list of the following contracts and other agreements to which ICI is a party or by or to which ICI or ICI's assets or properties are bound or subject:

          5.9.1 any agreement or series of related agreements requiring aggregate payments after the date hereof by or to ICI of more than $100,000;

          5.9.2 any agreement with or for the benefit of any current or former officer, director, stockholder, employee or consultant of ICI;

          5.9.3 any agreement with any labor union or association representing any employee of ICI;

          5.9.4 any agreement for the purchase or sale of materials, supplies, equipment, merchandise or services that contain an escalation, renegotiation or redetermination clause or that obligate ICI to purchase all or substantially all of its requirements of a particular product from a supplier, or for periodic minimum purchases of a particular product from a supplier;

          5.9.5 any agreement for sale of any of the assets or properties of ICI other than in the ordinary course of business or for the grant to any person of any options, rights of first refusal, or preferential or similar rights to purchase any such assets or properties;

          5.9.6     any  partnership  or  joint  venture  agreement;

          5.9.7 any agreement of surety, guarantee or indemnification, other than agreements in the ordinary course of business with respect to obligations in an aggregate amount not in excess of $50,000;

          5.9.8 any agreement containing covenants of ICI not to compete in any line of business, in any geographic area or with any person or covenants of any other person not to compete with ICI or in any line of business of ICI;

          5.9.9 any agreement granting or restricting the right of ICI to use any Intellectual Property (as defined hereinafter), except for any Intellectual Property that is licensed to ICI under any third party software license generally available to the public at a cost of less than $50,000;

          5.9.10 any agreement with customers or suppliers for the sharing of fees, the rebating of charges or other similar arrangements;

          5.9.11 any agreement with any holder of securities of ICI as such (including, without limitation, any agreement containing an obligation to register any of such securities under any federal or state securities laws);

          5.9.12 any agreement relating to the acquisition by ICI of any operating business or the capital stock of any other person;

          5.9.13 any agreement requiring the payment to any person of a brokerage or sales commission or a finder's or referral fee in connection with the transactions contemplated by this Agreement (other than arrangements to pay commission or fees to employees in the ordinary course of business);

          5.9.14 any agreement or note relating to or evidencing outstanding indebtedness for borrowed money, other than agreements entered into in the ordinary course of business for amounts not exceeding $50,000;

          5.9.15 any lease, sublease or other agreement under which ICI is lessor or lessee of any real property or equipment or other tangible property with respect to obligations in excess of $50,000; and

          5.9.16 Except for agreements to provide maintenance, upgrades, bug fixes, error corrections or similar work product that are ordinary and customary for the software industry and that are related to the ICI products which have been delivered as of the date hereof, any agreement that requires ICI to deliver, or undertake the development of, any new product, customized product, substantial upgrade, new version or similar work product where such delivery or development requires ICI to utilize substantial personnel or financial resources.


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
          5.9.17 any other material agreement not made in the ordinary course of business.

     True and complete copies of all the contracts and other agreements (and all amendments, waivers or other modifications thereto) set forth in the ICI Disclosure Schedule have been made available to HII and MCC. Each of such contracts is valid, subsisting, in full force and effect, binding upon ICI, and to the knowledge of ICI, binding upon the other parties thereto in accordance with their terms, and ICI is not in default under any of them, nor, to the best knowledge of ICI, is any other party to any such contract or other agreement in default thereunder, nor does any condition exist that with notice or lapse of time or both, would constitute a default thereunder, except, in each case, such defaults as would not, individually or in the aggregate, have a material adverse effect on the business of ICI.

     5.10     COMPLIANCE  WITH  LAWS.

          5.10.1 ICI has all licenses, permits, franchises, orders or approvals of any federal, state, local or foreign governmental or regulatory body required for the conduct of the business of ICI, except where not having such license, permit, franchise, order or approval would not result in a material adverse effect on business, operations or financial condition of ICI (collectively, "ICI Permits"); such ICI Permits are in full force and effect; and no proceeding is pending or, to the knowledge of ICI, threatened to revoke or limit any ICI Permit.

          5.10.2 Except where such violation would not have a material adverse effect on the business, operations or financial condition of ICI, ICI is not in violation of any applicable law, ordinance or regulation or any order, judgment, injunction, decree or other requirement of any court, arbitrator or governmental or regulatory body. ICI has not received notice of, and there has not been any citation, fine or penalty imposed against ICI for, any such violation or alleged violation.

     5.11 BANK ACCOUNTS AND POWERS OF ATTORNEY. The ICI Disclosure Schedule identifies all bank and brokerage accounts of ICI, whether or not such accounts are held in the name of ICI, lists the respective signatories therefor and lists the names of all persons holding a power of attorney from ICI and a summary of the terms thereof.

     5.12 AGREEMENT WILL NOT CAUSE BREACH OR VIOLATION. Neither the execution nor delivery of this Agreement or the other documents contemplated hereby by ICI, nor performance by ICI of the terms and provisions of this Agreement or such other documents will (a) conflict with or result in a breach or violation of any of the terms, conditions or provisions of any Permit or any judgment, order, injunction, decree, regulation or ruling of any court or governmental authority to which ICI or any assets of ICI are subject or of any contract to which ICI is a party or any agreement, contract, or commitment to which ICI is a party or by which it is bound, except where such conflict, breach or violation would not have a material adverse effect on the business, operations

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
or financial condition of ICI, or (b) give any person or entity the right to terminate or modify any material contract to which ICI is a party, or accelerate any material obligation or indebtedness of ICI thereunder.

     5.13 NO UNDISCLOSED LIABILITIES. ICI has no liabilities or obligations of any nature required to be disclosed as liabilities on a balance sheet prepared in accordance with GAAP except (a) liabilities which are fully reflected or reserved against in the ICI Financial Statements, and (b) liabilities incurred in the ordinary course of operation of the business of ICI since the date of the ICI Audited Financial Statements.

     5.14 CUSTOMERS. ICI does not know of any plan or intention of any Customer, and has not received any written threat or notice from any Customer, to terminate, cancel or otherwise materially and adversely modify its relationship with ICI or to decrease materially or limit its purchase of the services or products of ICI.

     5.15 TRANSACTIONS WITH MANAGEMENT. No officer of ICI has (whether directly or indirectly through another entity in which such person has an interest, other than as the holder of less than 1% of a class of securities of a publicly traded company) any interest in (a) any property or assets of ICI (except as a stockholder) or (b) to ICI's knowledge, any current competitor, customer or supplier of ICI or (c) to ICI's knowledge, any person which is currently a party to any contract with ICI involving any amount in excess of $50,000.

     5.16 ABSENCE OF CERTAIN CHANGES. Since May 2, 2001, there have been no material changes in the condition, financial or otherwise, of any of the assets or any of the liabilities, business, prospects or operations of ICI or the business of ICI, other than changes which in the aggregate have not been materially adverse to the business, finances or operations of ICI. Without limiting the foregoing, since May 2, 2001, other than in the ordinary course of business:

          5.16.1 ICI has not materially altered the nature of the business of ICI as carried on or made any material change in the products and services it supplies;

          5.16.2 ICI has not borrowed or agreed to borrow any funds or incurred, or assumed or become subject to, whether directly or by way of guarantee or otherwise, any material obligation or liability for borrowed money, except payables incurred in the ordinary course of business and consistent with past practice;

          5.16.3 ICI has not paid, discharged or satisfied any claim, liability or obligation other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities or obligations reflected or reserved against in the ICI Interim Balance Sheet or trade payables incurred in the ordinary course of business and consistent with past practice;

               5.16.3.1 Notwithstanding any other provisions of this Agreement, ICI acknowledges that it is separately and individually liable for the

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
outstanding obligation to Medvision/City of Minot. To the extent that this obligation has not been paid or settled by ICI, pursuant to Section 10.18 of this Agreement, then a proportional adjustment to the percentage distribution of Newco shares as set forth in Section 2.5.8 shall be made reflecting a decrease in the percentage of Newco shares received by ICI shareholder for the amount of debt assumed by Newco. ICI has not paid, discharged or satisfied any claim, liability or obligation other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities or obligations reflected or reserved against in the ICI Interim Balance Sheet or trade payables incurred in the ordinary course of business and consistent with past practice;

          5.16.4 ICI has not permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any ICI Lien of any kind;

          5.16.5 ICI has not written down the value of any inventory or written off as uncollectible any notes or accounts receivable, except for write-downs and write-offs in the ordinary course of business and consistent with past practice, none of which is material;

          5.16.6 ICI has not cancelled any debts or waived any claims or rights of substantial value, waived any statute of limitation or sold, transferred, or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible), except sales of immaterial assets in the ordinary course of business and consistent with past practice;

          5.16.7 ICI has not licensed or disposed of or permitted to lapse any rights to the use of any ICI Intellectual Property;

          5.16.8 ICI has not granted any increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any officer or employee;

          5.16.9 ICI has not made any capital expenditure or commitment therefor in excess of $50,000 individually or in the aggregate;

          5.16.10 ICI has not paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its officers, directors or any Affiliate (as defined hereinafter) or associate of any of its officers, directors or stockholders;

          5.16.11 ICI has not made any change in the accounting policies or practices of ICI;


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
          5.16.12 ICI has not issued any shares of its capital stock or any other securities or made any redemption or other acquisition of any capital stock of ICI or any declaration, setting aside, or payment of any dividend or distribution of any kind with respect to any shares of capital stock of ICI except pursuant to the exercise of any outstanding ICI Warrants and Options;

          5.16.13 there have been no losses or damage to any of ICI's assets due to fire or other casualty, whether or not insured, amounting to more than $50,000, in the aggregate; and

          5.16.14 ICI has not agreed, whether in writing or otherwise, to do any of the foregoing.

     5.17     INTELLECTUAL  PROPERTY.

          5.17.1 The ICI Disclosure Schedule contains a list of all patents, patent applications, trademarks (whether registered or unregistered), trademark applications, service marks (whether registered or unregistered), service mark applications, copyrights (whether registered or unregistered) and copyright applications owned by or filed in the name of ICI (the "ICI Owned Intellectual Property"), specifying as to each, as applicable: (i) the nature of such Intellectual Property; (ii) the other owner(s) of such Intellectual Property, for any Intellectual Property that is jointly owned by ICI and any other Person that is not an Affiliate of ICI; (iii) the jurisdictions by or in which such Intellectual Property has been issued or registered or in which an application for such issuance or registration has been filed, including the respective registration or application numbers; and (iv) licenses, sublicenses and other agreements to which ICI is a party and pursuant to which any Person is authorized to use such Intellectual Property, including the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof.

          5.17.2 ICI owns or licenses all Intellectual Property necessary to conduct business to the same extent and in substantially the same manner as presently conducted and as presently proposed by ICI to be conducted (the "ICI Intellectual Property"). The ICI Intellectual Property will be owned by ICI, or ICI will have right for use thereof on identical terms and conditions immediately subsequent to the Closing. No Owned Intellectual Property is involved in any interference or re-examination or cancellation or opposition proceeding and ICI has not been notified or alerted that any such proceeding will hereafter be commenced. To ICI's knowledge, after reasonable inquiry, ICI has no reasonable legal basis for provoking or initiating an interference or opposition proceeding with respect to any Intellectual Property held or used by others, and has no reasonable basis for believing that any of ICI Intellectual Property, owned exclusively or jointly by ICI, is being infringed by others.

          5.17.3 ICI has not been notified (after having made reasonable inquiry as to whether notice has been received) that it is a defendant in any action, suit, investigation or proceeding relating to, any alleged claim of infringement by the ICI

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
Intellectual Property, and no ICI Intellectual Property infringes or misappropriates Intellectual Property of any other Person. ICI has no knowledge, after reasonable inquiry, of any continuing infringement by any other Person of any ICI Intellectual Property owned, exclusively or jointly, by ICI. Except as set forth in the ICI Disclosure Schedule, ICI has not entered into any agreement to indemnify any other Person against any charge of infringement, misappropriation or other conflict with respect to any Intellectual Property.

          5.17.4 The ICI has delivered to HII and MCC correct and complete copies of any ICI patents, registrations, applications, licenses, agreements, and permissions (as amended to date) relating to ICI Owned Intellectual Property and has made available to HII and MCC correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such ICI Owned Intellectual Property. With respect to all ICI Intellectual Property, to ICI's knowledge, after reasonable inquiry:

               5.17.4.1 all patents, copyrights and trademarks included in the Owned Intellectual Property are valid and in full force and all applications listed in the ICI Disclosure Schedule as pending have been prosecuted in good faith as required by law and are in good standing;

               5.17.4.2 ICI possesses all right, title and interest in the Owned Intellectual Property and any other ICI Intellectual Property not jointly
                                                                     ---
owned or licensed from any other Person and, except as set forth in the ICI Disclosure Schedule, no Person that is not party to a non-disclosure agreement with ICI, a copy of which has been provided to HII and MCC, has been provided by ICI access to or has any rights to, contingent or otherwise;

               5.17.4.3 the ICI Owned Intellectual Property, and the other ICI Intellectual Property owned by ICI either exclusively or jointly with others, or licensed exclusively from any other Person, is not subject to any outstanding ICI Lien, judgment, order, decree, stipulation, injunction, or charge; and

               5.17.4.4 no charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand is pending or to the knowledge of ICI (and ICI employees with responsibility for intellectual property matters) is threatened which challenges the legality, validity, enforceability, use, or ownership of the ICI Owned Intellectual Property or the other ICI Intellectual Property owned by ICI, either exclusively or jointly with any other Person, or licensed exclusively from any other Person.

          5.17.5 To the ICI's knowledge, after reasonable inquiry, no employee of ICI is subject to any secrecy or non-competition agreement or any agreement or restriction of any kind that would impede in any material way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of ICI as currently operated and as presently proposed to be operated by ICI. To the

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
ICI's knowledge, after reasonable inquiry, no third party has claimed that any person employed by or affiliated with ICI has violated or may be violating any of the terms or conditions of his past employment, non-competition or nondisclosure agreement with such third party, or disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. Each current employee, officer and consultant of the ICI has executed a proprietary information and inventions agreement substantially in the form provided to HII and MCC. ICI, after reasonable investigation, is not aware that any of its employees are in violation of any such agreement.

     5.18 PRODUCT WARRANTIES. Except as set forth in the ICI Disclosure Schedule, ICI has not made any express warranties or guarantees relating to its products and/or services that will be in effect as of the Closing Date.

     5.19 LITIGATION. Except as set forth in the ICI Disclosure Schedule, ICI is not a party to any pending or, to ICI's knowledge after reasonable inquiry, threatened action, suit, arbitration, mediation, proceeding or investigation, at law or in equity or otherwise in, for or by any court or other governmental body or any arbitration, mediation or similar forum; nor, to ICI's knowledge, does any basis exist for any such Litigation. ICI is not subject to any decree, judgment or order of any court or other governmental body which could have a material adverse effect on the condition, financial or otherwise, of any of ICI's assets or the business of ICI or which could prevent the transactions contemplated by this Agreement.

     5.20      PERSONNEL.

          5.20.1 The ICI Disclosure Schedule lists: (i) all ICI Employee Plans (as defined hereinbelow) and all contracts or agreements with directors, officers, employees or unions, or consulting agreements, to which ICI is a party or it or its assets are subject as of the date of this Agreement; (ii) the names, salary rates, bonuses paid during the last fiscal year, and accrued vacation and sick leave for all the employees of ICI as of May 2, 2001; and
(iii) all group insurance programs in effect for employees of ICI. ICI is not in default with respect to any of the obligations so listed, except where such default would not have a material adverse effect on the business, operations or financial condition of ICI.

          5.20.2 ICI has delivered to HII and MCC true, complete and correct copies of all Employee Plans. ICI has no union contracts or collective bargaining agreements with, or any other obligations to, employee organizations or groups, nor is ICI currently engaged in any labor negotiations except in minor grievances not involving any employee organization or group, nor, to the knowledge of ICI, is ICI the subject of any union organization. There is no pending or, to ICI's knowledge, threatened labor dispute, strike or work stoppage affecting the business of ICI.


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
          5.20.3 The ICI Disclosure Schedule also lists the amount payable to employees of ICI under other fringe benefit plans. The term "ICI Employee Plan" shall mean all present and prior (including terminated and transferred) plans, programs, agreements, arrangements and methods of contributions or compensation (including all amendments to and components of the same, such as a trust with respect to a plan) providing any remuneration or benefits, other than current cash compensation, to any current or former employee of ICI or to any other person who provides services to ICI, including, without limitation, pension, retirement, profit sharing, percentage compensation, stock purchase, stock option, bonus and non-qualified deferred compensation plans, disability plans, medical plans, dental plans, workers compensation, health insurance, life insurance or other death benefits, incentive plans, severance plans, vacation benefits and fringe benefits.

     5.21 TAXES. All tax returns required to be filed prior to the date hereof with respect to ICI and the business of ICI have been timely filed, each such tax return is true, accurate and complete in all material respects. ICI has timely paid all taxes due on such returns and any subsequent assessments with respect thereto. All taxes due and payable prior to the Closing Date by or with respect to ICI or the business of ICI for the periods prior to the Closing Date have been or will be paid by ICI prior to the Closing or reserves have been established therefore in the Interim Financial Statements.

     Except as set forth in the ICI Disclosure Schedule, with respect to each taxable period of ICI, (i) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of taxes has been asserted or assessed by any taxing authority against ICI; (ii) ICI has no pending consent to extend the time in which any taxes may be assessed or collected by any taxing authority; (iii) ICI has not requested or been granted an extension of the time for filing any tax return to a date later than the Closing; (iv) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, pending or, to the knowledge of ICI threatened against ICI with respect to taxes; (v) there are no ICI Liens for taxes (other than for current taxes not yet due and payable) upon any of ICI's assets; and (vi) true, correct and complete copies of all income and sales tax returns filed by or with respect to ICI for the past three years have been furnished or made available to HII and MCC. ICI has not agreed to, or is not required to, make any adjustments under
Section 481(a) of the Code by reason of a change in accounting method or otherwise.

     5.22 INSURANCE. The ICI Disclosure Schedule constitutes a list of all insurance policies and bonds in force with respect to ICI or ICI's assets showing for each such policy or bond: (i) the owner and loss-payee; (ii) the coverage of such policy or bond; (iii) the amount of premium properly allocable to such policy or bond; (iv) the name of the insurer; and (v) the termination date of the policy or bond. Copies of all such insurance policies and bonds have been made available to HII and MCC. All such insurance policies and bonds are in full force and effect. The insurance coverage provided by such policies and bonds is of the type and in the amounts customarily carried by Persons conducting businesses similar to the business of ICI as presently conducted and in accordance with good business practices.

     5.23 REPRESENTATIONS COMPLETE. The representations and warranties of ICI contained in this Article 5 do not contain any untrue statement of a material fact and do not omit to state any material fact necessary to make such representations and warranties, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE 6
                      REPRESENTATIONS AND WARRANTIES OF HII

     HII hereby represents and warrants to ICI and MCC that the following facts and circumstances are true and correct, as of the date of Closing, subject to the limitations and exceptions on the Disclosure Schedules set forth in Article 14 (the "HII Disclosure Schedule").

     Whenever the term "to HII's knowledge" or similar expression appears in any representation or warranty in this Article 6, it means to the actual knowledge of HII's directors and executive officers, after reasonable inquiry and investigation where specified. Whenever the term "HII has received no notice" or like expression appears in any representation or warranty in this Article 6, it means that none of HII's directors and executive officers has received actual oral or written notice of the matter to which such term is applied, after having made reasonable inquiry as to whether notice has been received where specified.

     6.1 ORGANIZATION.HII: (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota; (ii) has all necessary corporate power to own and lease its properties, to carry on its business as now being conducted and to enter into and perform this Agreement and all of the other documents and agreements contemplated hereby; and (iii) is qualified to do business in all jurisdictions in which the failure to so qualify would have a material adverse effect on the business, operations or financial condition of HII.

     6.2     AUTHORITY  AND  CONSENTS.

          6.2.1 The execution and performance of this Agreement and the other documents to be executed by HII pursuant to the terms hereof will not result in a violation of HII's Certificate of Incorporation or Bylaws. HII has full power and authority (corporate and otherwise) to enter into this Agreement and the other documents to be executed by HII pursuant to the terms hereof and to carry out the transactions contemplated by this Agreement and such other documents. This Agreement and the other documents to be executed by HII pursuant to the terms hereof and their execution and delivery to ICI and MCC have been duly authorized by the Board of Directors of HII, and no further corporate action prior to the Closing shall be necessary on the part of HII or its stockholders to effect the Exchange. This Agreement and the other documents to be executed by HII pursuant to the terms hereof do and will constitute legal, valid and binding obligations of HII, enforceable against HII in accordance with their respective terms, subject as to enforcement only: (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally; and (ii) to general principles of equity.

          6.2.2 HII has delivered to ICI and MCC true, complete and correct copies of (i) its Certificate of Incorporation, as amended to date, certified by the appropriate official of the jurisdiction of incorporation, (ii) its Bylaws, as amended to date, and (iii) its stock ledger, in each case, certified by HII's corporate secretary. The Certificate of Incorporation and Bylaws of HII are in full force and effect and HII is in material compliance with the provisions thereof.

     6.3     CAPITALIZATION  AND  TITLE  TO  SHARES.

          6.3.1 HII is authorized to issue 100,000 shares of HII Common Stock no par value per share, and no Preferred Stock, of which an aggregate of 33,000 shares of HII Common Stock are issued and outstanding. Such shares are owned of record by the persons and in the amounts set forth in the HII Disclosure Schedule. No other class of capital stock of HII is authorized or outstanding. All of the issued and outstanding shares of HII's capital stock are duly authorized and are validly issued, fully paid, nonassessable and free of pre-emptive rights. None of the issued and outstanding shares of HII have been issued in violation of any federal or state law or any preemptive rights or rights to subscribe for or purchase securities.

          6.3.2 The HII Disclosure Schedule includes a true and complete list of all outstanding rights, subscriptions, warrants, calls, preemptive rights, options or other agreements of any kind to purchase or otherwise receive from HII any shares of the capital stock or any other security of HII, and all outstanding securities of any kind convertible into or exchangeable for such securities (all such rights, subscriptions, warrants, calls, options, agreements and convertible securities, collectively, "HII Warrants and Options"). True and complete copies of all instruments (or the form of such instruments) referred to in this Section 6.3.2 have been previously furnished to ICI and MCC. There are no stockholder agreements, voting trusts, proxies or other agreements or understandings with respect to the outstanding shares of capital stock of HII to which HII is a party. Except for HII Warrants and Options set forth in the HII Disclosure Schedule, all outstanding unexercised HII Warrants, Options, and any other right to receive HII Capital Stock shall terminate at the Effective Time.

          6.3.3 HII does not own beneficially any shares of capital stock of ICI and MCC.

     6.4     GROCERY  SHOPPING  NETWORK

          6.4.1     Grocery Shopping Network. ("GSN"), is the trade name of HII.

     6.5     FINANCIAL  STATEMENTS.

          6.5.1 The consolidated financial statements of HII provided to ICI and MCC pursuant to this Agreement (i) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments which will not, individually or in the aggregate, be material in amount); and (ii) fairly present, in all material respects, the consolidated financial position of HII as of the respective dates thereof and the consolidated results of operations of HII for the periods covered thereby.

          6.5.2     HII shall deliver to ICI and MCC prior to the Effective Time
(i) the audited consolidated financial statements of HII at December 31, 2000 (including the footnotes thereto) (the "HII Audited Financial Statements"), and
(ii) the unaudited balance sheet of HII (the "HII Interim Balance Sheet") at June 30, 2001, and related statement of operations and cash flows for the period then ended (the "HII Interim Financial Statements"). Such financial statements referred to in this section are collectively referred to herein as the " HII Financial Statements." The HII Interim Financial Statements have been prepared from, and are in accordance with, the books and records of HII and present fairly, in all material respects, the financial position and the results of operations of HII as of the dates and for the periods indicated, in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved except as otherwise stated therein, and subject, in the case of the HII Interim Financial Statements, to normal year end audit adjustments, which are not, in the aggregate, material and to the absence of notes as may be required by GAAP.

     6.6 TITLE TO ASSETS. HII has good and marketable title to all of its tangible and intangible assets and properties reflected as owned on the HII Audited Financial Statements (as defined hereinafter), except for assets sold in the ordinary course of business since the date of the HII Audited Financial Statements, and all such assets and properties are free and clear of all liens, charges, encumbrances and security interests, except for any lien for current taxes not yet due and payable, any statutory liens and minor liens that have arisen in the ordinary course of business that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of HII (collectively, " HII Liens").

     6.7 PROPERTIES. HII does not own any real property and does not have any options or contractual obligations to purchase or acquire any interest in real property other than leasehold interests. HII has a valid leasehold interest in all of the buildings, structures and leasehold improvements, and owns or has a valid leasehold interest in all equipment and other tangible property used in the conduct of its business, all of which are in good and sufficient operating condition and repair, ordinary wear and tear excepted. There is no equipment located on the premises of HII that is on loan from another party.

     6.8 CONSENTS AND APPROVALS OF GOVERNMENT AUTHORITIES. Except for the filing of the Exchange Documents and the consent of HII's stockholders, no consent, approval or authorization of, or declaration, filing, notice or registration with, any governmental agency, regulatory authority or other Person (as defined hereinafter) is required in connection with the execution, delivery and performance of this Agreement or any of the other documents contemplated hereby by HII or the consummation of the transactions contemplated herein and therein.

     6.9 ACCOUNTS RECEIVABLE/PREPAYABLE. Subject to the allowances with respect to accounts receivable set forth on the balance sheet included in the HII Interim Financial Statement. All accounts receivable reflected on such balance sheet and all accounts receivable arising subsequent thereto on or prior to the Closing Date and not yet collected, have arisen in the ordinary course of business of HII, represent valid and enforceable obligations due to HII, have been and are fully collectible in the ordinary course of business in the aggregate recorded amounts thereof in accordance with their terms and are, to the knowledge of the HII, subject to no set-off, counterclaim or future performance obligation on the part of HII.

     6.10 CONTRACTS AND OTHER AGREEMENTS. The HII Disclosure Schedule sets forth a list of the following contracts and other agreements to which HII is a party or by or to which HII or HII 's assets or properties are bound or subject:

          6.10.1 any agreement or series of related agreements requiring aggregate payments after the date hereof by or to HII of more than $10,000;

          6.10.2 any agreement with or for the benefit of any current or former officer, director, stockholder, employee or consultant of HII;

          6.10.3 any agreement with any labor union or association representing any employee of HII;

          6.10.4 any agreement for the purchase or sale of materials, supplies, equipment, merchandise or services that contain an escalation, renegotiation or redetermination clause or that obligate HII to purchase all or substantially all of its requirements of a particular product from a supplier, or for periodic minimum purchases of a particular product from a supplier;

          6.10.5 any agreement for sale of any of the assets or properties of HII other than in the ordinary course of business or for the grant to any person of any options, rights of first refusal, or preferential or similar rights to purchase any such assets or properties;

          6.10.6     any  partnership  or  joint  venture  agreement;

          6.10.7 any agreement of surety, guarantee or indemnification, other than agreements in the ordinary course of business with respect to obligations in an aggregate amount not in excess of $5,000;

          6.10.8 any agreement containing covenants of HII not to compete in any line of business, in any geographic area or with any person or covenants of any other person not to compete with HII or in any line of business of HII;

          6.10.9 any agreement granting or restricting the right of HII to use any Intellectual Property (as defined hereinafter), except for any Intellectual Property that is licensed to HII under any third party software license generally available to the public at a cost of less than $50,000;

          6.10.10 any agreement with customers or suppliers for the sharing of fees, the rebating of charges or other similar arrangements;

          6.10.11 any agreement with any holder of securities of HII as such (including, without limitation, any agreement containing an obligation to register any of such securities under any federal or state securities laws);

          6.10.12 any agreement relating to the acquisition by HII of any operating business or the capital stock of any other person;

          6.10.13 any agreement requiring the payment to any person of a brokerage or sales commission or a finder's or referral fee in connection with the transactions contemplated by this Agreement (other than arrangements to pay commission or fees to employees in the ordinary course of business);

          6.10.14 any agreement or note relating to or evidencing outstanding indebtedness for borrowed money, other than agreements entered into in the ordinary course of business for amounts not exceeding $50,000;

          6.10.15 any lease, sublease or other agreement under which HII is lessor or lessee of any real property or equipment or other tangible property with respect to obligations in excess of $50,000; and

          6.10.16 Except for agreements to provide maintenance, upgrades, bug fixes, error corrections or similar work product that are ordinary and customary for the software industry and that are related to the HII products which have been delivered as of the date hereof, any agreement that requires HII to deliver, or undertake the development of, any new product, customized product, substantial upgrade, new version or similar work product where such delivery or development requires HII to utilize substantial personnel or financial resources.

          6.10.17 any other material agreement not made in the ordinary course of business.

     True and complete copies of all the contracts and other agreements (and all amendments, waivers or other modifications thereto) set forth in the HII Disclosure Schedule have been made available to ICI and MCC. Each of such contracts is valid, subsisting, in full force and effect, binding upon HII, and to the knowledge of HII, binding upon the other parties thereto in accordance with their terms, and HII is not in default under any of them, nor, to the best knowledge of HII, is any other party to any such contract or other agreement in default thereunder, nor does any condition exist that with notice or lapse of time or both, would constitute a default thereunder, except, in each case, such defaults as would not, individually or in the aggregate, have a material adverse effect on the business of HII.

     6.11     COMPLIANCE  WITH  LAWS.

          6.11.1 HII has all licenses, permits, franchises, orders or approvals of any federal, state, local or foreign governmental or regulatory body required for the conduct of the business of HII, except where not having such license, permit, franchise, order or approval would not result in a material adverse effect on business, operations or financial condition of HII (collectively, "HII Permits"); such HII Permits are in full force and effect; and no proceeding is pending or, to the knowledge of HII, threatened to revoke or limit any HII Permit.

          6.11.2 Except where such violation would not have a material adverse effect on the business, operations or financial condition of HII, HII is not in violation of any applicable law, ordinance or regulation or any order, judgment, injunction, decree or other requirement of any court, arbitrator or governmental or regulatory body. HII has not received notice of, and there has not been any citation, fine or penalty imposed against HII for, any such violation or alleged violation.

     6.12 BANK ACCOUNTS AND POWERS OF ATTORNEY. The HII Disclosure Schedule identifies all bank and brokerage accounts of HII, whether or not such accounts are held in the name of HII, lists the respective signatories therefor and lists the names of all persons holding a power of attorney from HII and a summary of the terms thereof.

     6.13 AGREEMENT WILL NOT CAUSE BREACH OR VIOLATION. Neither the execution nor delivery of this Agreement or the other documents contemplated hereby by HII, nor performance by HII of the terms and provisions of this Agreement or such other documents will (a) conflict with or result in a breach or violation of any of the terms, conditions or provisions of any Permit or any judgment, order, injunction, decree, regulation or ruling of any court or governmental authority to which HII or any assets of HII are subject or of any contract to which HII is a party or any agreement, contract, or commitment to which HII is a party or by which it is bound, except where such conflict, breach or violation would not have a material adverse effect on the business, operations or financial condition of HII, or (b) give any person or entity the right to terminate or modify any material contract to which HII is a party, or accelerate any material obligation or indebtedness of HII thereunder.

     6.14 NO UNDISCLOSED LIABILITIES. HII has no liabilities or obligations of any nature required to be disclosed as liabilities on a balance sheet prepared in accordance with GAAP except (a) liabilities which are fully reflected or reserved against in the HII Financial Statements, and (b) liabilities incurred in the ordinary course of operation of the business of HII since the date of the HII Audited Financial Statements.

     6.15 CUSTOMERS. HII does not know of any plan or intention of any Customer, and has not received any written threat or notice from any Customer, to terminate, cancel or otherwise materially and adversely modify its relationship with HII or to decrease materially or limit its purchase of the services or products of HII.

     6.16 TRANSACTIONS WITH MANAGEMENT. No officer of HII has (whether directly or indirectly through another entity in which such person has an interest, other than as the holder of less than 1% of a class of securities of a publicly traded company) any interest in (a) any property or assets of HII (except as a stockholder) or (b) to HII's knowledge, any current competitor, customer or supplier of HII or (c) to HII's knowledge, any person which is currently a party to any contract with HII involving any amount in excess of $50,000.

     6.17 ABSENCE OF CERTAIN CHANGES. Since May 2, 2001, there have been no material changes in the condition, financial or otherwise, of any of the assets or any of the liabilities, business, prospects or operations of HII or the business of HII, other than changes which in the aggregate have not been materially adverse to the business, finances or operations of HII. Without limiting the foregoing, since May 2, 2001, other than in the ordinary course of business:

          6.17.1 HII has not materially altered the nature of the business of HII as carried on or made any material change in the products and services it supplies;

          6.17.2 HII has not borrowed or agreed to borrow any funds or incurred, or assumed or become subject to, whether directly or by way of guarantee or otherwise, any material obligation or liability for borrowed money, except payables incurred in the ordinary course of business and consistent with past practice;

          6.17.3 HII has not paid, discharged or satisfied any claim, liability or obligation other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities or obligations reflected or reserved against in the HII Interim Balance Sheet or trade payables incurred in the ordinary course of business and consistent with past practice;

          6.17.4 HII has not permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any HII Lien of any kind;

          6.17.5 HII has not written down the value of any inventory or written off as uncollectible any notes or accounts receivable, except for write-downs and write-offs in the ordinary course of business and consistent with past practice, none of which is material;

          6.17.6 HII has not cancelled any debts or waived any claims or rights of substantial value, waived any statute of limitation or sold, transferred, or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible), except sales of immaterial assets in the ordinary course of business and consistent with past practice;

          6.17.7 HII has not licensed or disposed of or permitted to lapse any rights to the use of any HII Intellectual Property;

          6.17.8 HII has not granted any increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any officer or employee;

          6.17.9 HII has not made any capital expenditure or commitment therefor in excess of $50,000 individually or in the aggregate;

          6.17.10 HII has not paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its officers, directors or any Affiliate (as defined hereinafter) or associate of any of its officers, directors or stockholders;

          6.17.11 HII has not made any change in the accounting policies or practices of HII;

          6.17.12 HII has not issued any shares of its capital stock or any other securities or made any redemption or other acquisition of any capital stock of HII or any declaration, setting aside, or payment of any dividend or distribution of any kind with respect to any shares of capital stock of HII except pursuant to the exercise of any outstanding HII Warrants and Options;

          6.17.13 there have been no losses or damage to any of HII s assets due to fire or other casualty, whether or not insured, amounting to more than $50,000, in the aggregate; and

          6.17.14 HII has not agreed, whether in writing or otherwise, to do any of the foregoing.

     6.18     INTELLECTUAL  PROPERTY.

          6.18.1 The HII Disclosure Schedule contains a list of all patents, patent applications, trademarks (whether registered or unregistered), trademark applications,

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
service marks (whether registered or unregistered), service mark applications, copyrights (whether registered or unregistered) and copyright applications owned by or filed in the name of HII (the "HII Owned Intellectual Property"), specifying as to each, as applicable: (i) the nature of such Intellectual Property; (ii) the other owner(s) of such Intellectual Property, for any Intellectual Property that is jointly owned by HII and any other Person that is not an affiliate of HII; (iii) the jurisdictions by or in which such Intellectual Property has been issued or registered or in which an application for such issuance or registration has been filed, including the respective registration or application numbers; and (iv) licenses, sublicenses and other agreements to which HII is a party and pursuant to which any Person is authorized to use such Intellectual Property, including the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof.

          6.18.2 HII owns or licenses all Intellectual Property necessary to conduct business to the same extent and in substantially the same manner as presently conducted and as presently proposed by HII to be conducted (the "HII Intellectual Property"). The HII Intellectual Property will be owned by HII, or HII will have right for use thereof on identical terms and conditions immediately subsequent to the Closing. No HII Owned Intellectual Property is involved in any interference or re-examination or cancellation or opposition proceeding and HII has not been notified or alerted that any such proceeding will hereafter be commenced. To the HII's knowledge, after reasonable inquiry, HII has no reasonable legal basis for provoking or initiating an interference or opposition proceeding with respect to any HII Intellectual Property held or used by others, and has no reasonable basis for believing that any of HII Intellectual Property, owned exclusively or jointly by HII, is being infringed by others.

          6.18.3 HII has not been notified (after having made reasonable inquiry as to whether notice has been received) that it is a defendant in any action, suit, investigation or proceeding relating to, any alleged claim of infringement by the HII Intellectual Property, and no HII Intellectual Property infringes or misappropriates Intellectual Property of any other Person. HII has no knowledge, after reasonable inquiry, of any continuing infringement by any other Person of any HII Intellectual Property owned, exclusively or jointly, by HII. Except as set forth in the HII Disclosure Schedule, HII has not entered into any agreement to indemnify any other Person against any charge of infringement, misappropriation or other conflict with respect to any Intellectual Property.

          6.18.4 HII has delivered to ICI and MCC correct and complete copies of any HII patents, registrations, applications, licenses, agreements, and permissions (as amended to date) relating to HII Owned Intellectual Property and has made available to ICI and MCC correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such HII Owned Intellectual Property. With respect to all HII Intellectual Property, to HII's knowledge, after reasonable inquiry:

               6.18.4.1 all patents, copyrights and trademarks included in the Owned Intellectual Property are valid and in full force and all applications listed in the

HII Disclosure Schedule as pending have been prosecuted in good faith as required by law and are in good standing;

               6.18.4.2 HII possesses all right, title and interest in the HII Owned Intellectual Property and any other HII Intellectual Property not
                                                                             ---
jointly owned or licensed from any other Person and, except as set forth in the HII Disclosure Schedule, no Person that is not party to a non-disclosure agreement with HII, a copy of which has been provided to ICI and MCC, has been provided by HII access to or has any rights to, contingent or otherwise;

               6.18.4.3 the HII Owned Intellectual Property, and the other Intellectual Property owned by HII either exclusively or jointly with others, or licensed exclusively from any other Person, is not subject to any outstanding HII Lien, judgment, order, decree, stipulation, injunction, or charge; and

               6.18.4.4 no charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand is pending or to the knowledge of HII (and HII employees with responsibility for intellectual property matters) is threatened which challenges the legality, validity, enforceability, use, or ownership of the HII Owned Intellectual Property or the other HII Intellectual Property owned by HII, either exclusively or jointly with any other Person, or licensed exclusively from any other Person.

          6.18.5 To the HII's knowledge, after reasonable inquiry, no employee of HII is subject to any secrecy or non-competition agreement or any agreement or restriction of any kind that would impede in any material way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of HII as currently operated and as presently proposed to be operated by HII. To the HII's knowledge, after reasonable inquiry, no third party has claimed that any person employed by or affiliated with HII has violated or may be violating any of the terms or conditions of his past employment, non-competition or nondisclosure agreement with such third party, or disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. Each current employee, officer and consultant of HII has executed a proprietary information and inventions agreement substantially in the form provided to ICI and MCC. HII, after reasonable investigation, is not aware that any of its employees are in violation of any such agreement.

     6.19 PRODUCT WARRANTIES. Except as set forth in the HII Disclosure Schedule, HII has not made any express warranties or guarantees relating to its products and/or services that will be in effect as of the Closing Date.

     6.20 LITIGATION. HII is not a party to any pending or, to HII's knowledge after reasonable inquiry, threatened action, suit, arbitration, mediation, proceeding or investigation, at law or in equity or otherwise in, for or by any court or other

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
governmental body or any arbitration, mediation or similar forum; nor, to the HII's knowledge, does any basis exist for any such Litigation. HII is not subject to any decree, judgment or order of any court or other governmental body, which could have a material adverse effect on the condition, financial, or otherwise, of any of HII's assets or the business of HII or which could prevent the transactions contemplated by this Agreement.

     6.21      PERSONNEL.

          6.21.1 The HII Disclosure Schedule lists: (i) all HII Employee Plans (as defined hereinbelow) and all contracts or agreements with directors, officers, employees or unions, or consulting agreements, to which HII is a party or it or its assets are subject as of the date of this Agreement; (ii) the names, salary rates, bonuses paid during the last fiscal year, and accrued vacation and sick leave for all the employees of HII as of May 2, 2001; and
(iii) all group insurance programs in effect for employees of HII. HII is not in default with respect to any of the obligations so listed, except where such default would not have a material adverse effect on the business, operations or financial condition of HII.

          6.21.2 HII has delivered to ICI and MCC true, complete and correct copies of all HII Employee Plans. HII has no union contracts or collective bargaining agreements with, or any other obligations to, employee organizations or groups, nor is HII currently engaged in any labor negotiations except in minor grievances not involving any employee organization or group, nor, to the knowledge of HII, is HII the subject of any union organization. There is no pending or, to HII 's knowledge, threatened labor dispute, strike or work stoppage affecting the business of HII.

          6.21.3 The HII Disclosure Schedule also lists the amount payable to employees of HII under other fringe benefit plans. The term " HII Employee Plan" shall mean all present and prior (including terminated and transferred) plans, programs, agreements, arrangements and methods of contributions or compensation (including all amendments to and components of the same, such as a trust with respect to a plan) providing any remuneration or benefits, other than current cash compensation, to any current or former employee of HII or to any other person who provides services to HII, including, without limitation, pension, retirement, profit sharing, percentage compensation, stock purchase, stock option, bonus and non-qualified deferred compensation plans, disability plans, medical plans, dental plans, workers compensation, health insurance, life insurance or other death benefits, incentive plans, severance plans, vacation benefits and fringe benefits.

     6.22 TAXES. All tax returns required to be filed prior to the date hereof with respect to HII and the business of HII have been timely filed, each such tax return is true, accurate and complete in all material respects. HII has timely paid all taxes due on such returns and any subsequent assessments with respect thereto. All taxes due and payable prior to the Closing Date by or with respect to HII or the business of HII for the periods prior to the Closing Date have been or will be paid by HII prior to the Closing or reserves have been established therefore in the HII Interim Financial Statements.

     With respect to each taxable period of HII, (i) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of taxes has been asserted or assessed by any taxing authority against HII; (ii) HII has no pending consent to extend the time in which any taxes may be assessed or collected by any taxing authority; (iii) HII has not requested or been granted an extension of the time for filing any tax return to a date later than the Closing; (iv) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, pending or, to the knowledge of HII threatened against HII with respect to taxes; (v) there are no HII Liens for taxes (other than for current taxes not yet due and payable) upon any of HII's assets; and (vi) true, correct and complete copies of all income and sales tax returns filed by or with respect to HII for the past three years have been furnished or made available to ICI and MCC. HII has not agreed to, or is not required to, make any adjustments under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

     6.23 INSURANCE. The HII Disclosure Schedule constitutes a list of all insurance policies and bonds in force with respect to HII or HII's assets showing for each such policy or bond: (i) the owner and loss-payee; (ii) the coverage of such policy or bond; (iii) the amount of premium properly allocable to such policy or bond; (iv) the name of the insurer; and (v) the termination date of the policy or bond. Copies of all such insurance policies and bonds have been made available to ICI and MCC. All such insurance policies and bonds are in full force and effect. The insurance coverage provided by such policies and bonds is of the type and in the amounts customarily carried by Persons conducting businesses similar to the business of HII as presently conducted and in accordance with good business practices.

     6.24 REPRESENTATIONS COMPLETE. The representations and warranties of HII contained in this Article 6 do not contain any untrue statement of a material fact and do not omit to state any material fact necessary to make such representations and warranties, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE 7
                                 MCC's COVENANTS

     7.1 ACCESS TO PROPERTIES AND RECORDS. Throughout the period between the date of this Agreement and the Closing Date, MCC shall give to ICI and HII, as well as their authorized representatives reasonable access, during business hours, to its facilities, and shall provide ICI and HII and its representatives with all records, documents and information reasonably required by ICI and HII relating to MCC and the business of MCC. Without limiting the foregoing, ICI and HII shall be permitted to interview during regular business hours such employees of MCC as ICI and/or HII shall reasonably request of MCC, including any officers of MCC and any employees with substantial responsibility for any MCC Intellectual Property material to the business of MCC. ICI and/or HII, as well as their authorized representatives, shall not without

MCC's prior written consent contact any of MCC's customers, which consent shall not be unreasonably withheld.

     7.2 CONDUCT OF THE BUSINESS PRIOR TO CLOSING DATE. Between the date of this Agreement and the Closing, and except as otherwise required by this
Agreement:

          7.2.1 The business of MCC shall be operated in the ordinary course consistent with past practices and in a normal businesslike fashion (including, without limitation, its normal accounts receivable practice), and MCC shall take such actions as are in its business judgment reasonably necessary to facilitate a smooth transition of the control of operation of the business of MCC from MCC to Newco at the Closing. MCC shall use all commercially reasonable efforts to preserve and maintain the business of MCC and MCC's goodwill, including relationships with employees, suppliers and customers. In addition, MCC shall maintain records and books of account for the business of MCC consistent with past practices and in a normal businesslike fashion, and shall continue to carry all of the insurance for the business of MCC consistent with past practice.

          7.2.2 MCC shall not take (or permit to be taken) any action which would cause any material change in any of the items and matters covered by the representations and warranties set forth in Article 3, including, without limitation:

               7.2.2.1 incurring or becoming subject to, or agreeing to incur or become subject to, any obligation or liability (absolute or contingent), except current liabilities incurred, and obligations under contracts entered into, in the ordinary course of business consistent with past practices;

               7.2.2.2 mortgaging, pledging or assuming any lien, or agreeing to do so, in respect to any of its assets;

               7.2.2.3 waiving or compromising any material rights or any debt owed to MCC;

               7.2.2.4 entering into any obligation exceeding Ten Thousand Dollars ($10,000), other than in the ordinary course of business consistent with past practices;

               7.2.2.5 increasing the rate of compensation payable or to become payable to any employees;

               7.2.2.6 terminating or amending any contract to which it is a party, unless terminated or amended in the ordinary course of business consistent with past practices and not material to the business of MCC;

               7.2.2.7 introducing any new method of accounting with respect to the business of MCC or any of the assets or liabilities of MCC (assumed or not assumed) (including, without limitation, any change in depreciation or amortization policies or rates);

               7.2.2.8 making any capital expenditures, not including debt settlements, or entering into commitments for capital expenditures exceeding, in the aggregate, Fifty Thousand Dollars ($50,000);

               7.2.2.9 without ICI's and HII's prior consent (which consent shall not unreasonably withhold or delayed), hiring or terminating employees;

               7.2.2.10 issuing any shares of its capital stock or other securities or making any redemption or other acquisition of any capital stock of MCC or any declaration, setting aside, or payment of any dividend or distribution of any kind with respect to any shares of capital stock of MCC, except pursuant to the exercise of any outstanding MCC Warrants and Options; or

               7.2.2.11 commencing, settling or compromising any litigation, except those related to insured claims or arising in the ordinary course of business consistent with past practices.

     7.3 NO SOLICITATION. MCC will not (i) solicit or initiate discussions with any person, other than HII and ICI, relating to the possible Exchange of MCC, ICI and HII or any other business combination with HII and/or ICI or (ii) except to the extent reasonably required by fiduciary obligations under applicable law as advised in writing by independent legal counsel, participate in any negotiations regarding, or furnish to any other person information with respect to, any effort or attempt by any other person to do or to seek any such transaction. MCC agrees to inform HII and ICI in reasonable detail within one
(1) business day of their receipt of any offer, proposal or inquiry relating to any such transaction.

     7.4 STOCKHOLDER CONSENT. MCC shall, in accordance with applicable law, file the proxy statement within forty-five (45) days after the date hereof, the approval of the holders of the requisite number of shares of MCC's capital stock required to approve this Agreement and the transactions contemplated hereby under applicable law. Without limiting the generality of the preceding sentence, the board of directors of MCC will recommend to MCC's stockholders a vote in favor of the adoption of this Agreement and the Exchange unless the board of directors shall determine, based on the written opinion of counsel, that such recommendation will not be consistent with its fiduciary duty.

     7.5 SATISFACTION OF CONDITIONS. MCC shall take or cause to be taken all actions within its power necessary to satisfy all conditions to its obligations to close and consummate the transactions contemplated by this Agreement.

     7.6 CONSENTS. On or prior to the Closing Date, except with regard to any consents, which if not obtained by MCC would not have a material adverse effect on the business, operations or financial condition of MCC, MCC shall (a) notify all persons required to be notified pursuant to applicable law or any of the MCC Permits or contracts to which MCC is a party of the transactions contemplated hereunder, in the form and manner required thereunder, and (b) use all commercially reasonable efforts to obtain the consent of all persons whose consent is required pursuant to applicable law or any of the Permits or contracts to which MCC is a party in connection with the consummation of the transactions contemplated hereby, in the form and manner required thereunder.

     7.7 NOTIFICATION OF CERTAIN MATTERS. MCC shall give prompt notice to ICI and HII of the occurrence or non-occurrence of any event which causes or is likely to cause any representation or warranty made by MCC herein to be untrue or inaccurate or any covenant, condition or agreement contained herein not to be complied with or satisfied (provided, however, that if such disclosure is made and the transactions contemplated hereby shall be consummated, such disclosure shall be deemed to (a) amend and modify the representations, warranties and covenants made by the disclosing party in or pursuant to this Agreement and (b) the recipient party shall be deemed to have waived all rights with respect to the breach thereof).

     7.8 AFFILIATE AGREEMENTS. Disclosure Schedule delivered by MCC to ICI and HII concurrent with the execution and delivery of the Agreement sets forth those persons who may be deemed "Affiliates" of MCC within the meaning of Rule 145 promulgated under the Securities Act. MCC shall provide ICI and HII such information and documents as ICI and/or HII shall reasonably request for purposes of reviewing such list. MCC shall use its best efforts to deliver or cause to be delivered to ICI and HII concurrently with the execution of this Agreement (and in each case prior to the Effective Time) from each of the Affiliates of MCC, an executed Affiliate Agreement in the form attached in the Disclosure Schedule and as set forth in the Lock-Up Agreement in Section 2.4.3. ICI and HII shall be entitled to place appropriate legends on the certificates evidencing any Common Stock of Newco to be received by such Affiliates of MCC pursuant to the terms of such Affiliates Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Newco Common Stock, consistent with the terms of such Affiliates Agreements.

                                    ARTICLE 8
                            HII's and ICI's COVENANTS

     ICI  and  HII  hereby,  jointly  and  severally,  covenant  that:

     8.1 ACCESS TO PROPERTIES AND RECORDS. Throughout the period between the date of this Agreement and the Closing Date, HII and ICI shall give to MCC, as well as its authorized representatives reasonable access, during business hours, to their facilities, and shall provide MCC and its representatives with all records, documents and information reasonably required by MCC relating to HII and/or ICI and their businesses. Without limiting the foregoing, MCC shall be permitted to interview during regular business hours such employees of HII and/or ICI as it shall reasonably request of HII and ICI, including any officers of HII and/or ICI and any employees with substantial responsibility for any HII and/or ICI Intellectual Property material to the business of those companies. MCC, as well as its authorized representatives shall not without HII and ICI's prior written consent contact any of HII and/or ICI's customers, which consent shall not be unreasonably withheld.

     8.2 CONDUCT OF THE BUSINESS PRIOR TO CLOSING DATE. Between the date of this Agreement and the Closing, and except as otherwise required by this
Agreement:

          8.2.1 The business of HII and ICI shall be operated in the ordinary course consistent with past practices and in a normal businesslike fashion (including, without limitation, its normal accounts receivable practice), and HII and ICI shall take such actions as are in its business judgment reasonably necessary to facilitate a smooth transition of the control of operation of the business of HII and ICI, respectively, to Newco at the Closing. HII and ICI shall use all commercially reasonable efforts to preserve and maintain their businesses and goodwill, including relationships with employees, suppliers and customers. In addition, HII and ICI shall maintain records and books of account for the business consistent with past practices and in a normal businesslike fashion, and shall continue to carry all of the insurance for the business consistent with past practice.

          8.2.2 HII and/or ICI shall not take (or permit to be taken) any action which would cause any material change in any of the items and matters covered by the representations and warranties set forth in Articles 4 and 5 of this Agreement, including, without limitation :

               8.2.2.1 incurring or becoming subject to, or agreeing to incur or become subject to, any obligation or liability (absolute or contingent), except current liabilities incurred, and obligations under contracts entered into, in the ordinary course of business consistent with past practices;

               8.2.2.2 mortgaging, pledging or assuming any lien, or agreeing to do so, in respect to any of their assets;

               8.2.2.3 waiving or compromising any material rights or any material debt owed to either HII or ICI;

               8.2.2.4 entering into any material transactions, other than in the ordinary course of business consistent with past practices;

               8.2.2.5 increasing the rate of compensation payable or to become payable to any employees;

               8.2.2.6 terminating or amending any contract to which it is a party, unless terminated or amended in the ordinary course of business consistent with past practices and not material to the business of HII and/or ICI;

               8.2.2.7 introducing any new method of accounting with respect to the business of HII and/or ICI or any of the assets or liabilities of HII and/or ICI (assumed or not assumed) (including, without limitation, any change in depreciation or amortization policies or rates);

               8.2.2.8 making any capital expenditures or entering into commitments for capital expenditures exceeding, in the aggregate, Fifty Thousand Dollars ($50,000);

               8.2.2.9 without MCC's prior consent (which consent shall not unreasonably withhold or delayed), hiring or terminating employees;

               8.2.2.10 issuing any shares of its capital stock or other securities or making any redemption or other acquisition of any capital stock of HII and/or ICI or any declaration, setting aside, or payment of any dividend or distribution of any kind with respect to any shares of capital stock of HII and/or ICI, except pursuant to the exercise of any outstanding Warrants and Options of HII or ICI; or

               8.2.2.11 commencing, settling or compromising any litigation, except those related to insured claims or arising in the ordinary course of business consistent with past practices.

     8.3 NO SOLICITATION. HII and ICI will not (i) solicit or initiate discussions with any person, other than MCC, relating to the possible Exchange of HII, ICI and MCC or other business combination with MCC or (ii) except to the extent reasonably required by fiduciary obligations under applicable law as advised in writing by independent legal counsel, participate in any negotiations regarding, or furnish to any other person information with respect to, any effort or attempt by any other person to do or to seek any such transaction. HII and ICI agree to inform MCC in reasonable detail within one (1) business day of their receipt of any offer, proposal or inquiry relating to any such transaction.

     8.4 STOCKHOLDER CONSENT. Both HII and ICI shall, in accordance with applicable law, solicit within ten (10) days after the date hereof, the approval of the holders of the requisite number of shares of capital stock required to approve this Agreement and the transactions contemplated hereby under applicable law. Without limiting the generality of the preceding sentence, the corporate Boards of Directors of HII and ICI will recommend to their stockholders a vote in favor of the adoption of this Agreement and the Exchange unless members of such Board(s) shall determine, based on the written opinion of counsel, that such recommendation will not be consistent with their fiduciary duty.

     8.5 SATISFACTION OF CONDITIONS. HII and ICI shall take or cause to be taken all actions within their powers necessary to satisfy all conditions to their obligations to close and consummate the transactions contemplated by this Agreement.

     8.6 CONSENTS. On or prior to the Closing Date, except with regard to any consents, which if not obtained by HII and/or ICI would not have a material adverse effect on the business, operations or financial condition of HII and/or ICI, HII and ICI shall (a) notify all persons required to be notified pursuant to applicable law or any of the Permits or contracts to which HII and/or ICI is a party of the transactions contemplated hereunder, in the form and manner required thereunder, and (b) use all commercially reasonable efforts to obtain the consent of all persons whose consent is required pursuant to applicable law or any of the Permits or contracts to which HII and/or ICI is a party in connection with the consummation of the transactions contemplated hereby, in the form and manner required thereunder.

     8.7 NOTIFICATION OF CERTAIN MATTERS. ICI and HII shall give prompt notice to MCC of the occurrence or non-occurrence of any event which causes or is likely to cause any representation or warranty made by ICI and HII herein to be untrue or inaccurate or any covenant, condition or agreement contained herein not to be complied with or satisfied (provided, however, that if such disclosure is made and the transactions contemplated hereby shall be consummated, such disclosure shall be deemed to (a) amend and modify the representations, warranties and covenants made by the disclosing party in or pursuant to this Agreement and (b) the recipient party shall be deemed to have waived all rights with respect to the breach thereof).

     8.8 EFFECTIVENESS. This Agreement shall not become effective until three (3) days after ICI has completed its pending transaction with Accent Health, and which transaction shall have resulted in revenue to ICI of at least $200,000.

                                    ARTICLE 9
                      JOINT REPRESENTATIONS BY THE PARTIES

     9.1 The Parties shall use their best efforts to file or cause to be filed with the Commission on or prior to thirty (30) days from the Closing Date, a registration statement on Form S-4 (the "Registration Statement") to cover resales of the shares of Newco's Common Stock to be issued to the holders of MCC, ICI and HII's Stock pursuant hereto (the "Registered Shares"). The Parties shall use all reasonable efforts to cause such Registration Statement to be declared effective as soon as practicable thereafter. The Parties shall use all reasonable efforts to keep such Registration Statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for resales of the Registered Shares for a period ending one year from the Closing Date.

     9.2 Newco will bear the costs of all Registration Expenses. For the purposes hereof, "Registration Expenses" shall mean all expenses incident to the preparation and filing of the Registration Statement, including, without limitation, all registration and filing

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
fees, fees and expenses of compliance with federal securities laws or state blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians and fees and disbursements of counsel and all independent certified public accountants, and other persons retained by Newco.

     9.3 In connection with the registration and sale of the Registered Shares of Newco, the Parties will:

     (a) prepare and file with the SEC the Registration Statement as set forth above;

     (b) provide to each holder of Newco Stock a copy of the Registration Statement and related Prospectus, including each preliminary Prospectus, and each amendment and supplement thereto and any additional copies as such holder may reasonably request;

     (c) use its best efforts to register or qualify the Registered Shares under such other securities or blue sky laws of such jurisdictions as each holder Newco Stock may reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable each holder of Newco Stock to consummate the disposition in such jurisdictions of the Registered Shares owned by such holder; provided, however, that Newco will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;

     (d) upon the occurrence of any event that would cause the Registration Statement (i) to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) to be not effective and useable for resale of the Registered Shares during the period that such Registration Statement is required to be effective and useable, Newco upon knowledge of such an event, shall as promptly as practicable file an amendment to the Registration Statement, in the case of clause (i), correcting any such misstatement or omission, and, in the case of either clause (i) or (ii), use its best efforts to cause such amendment to be declared effective and such Registration Statement to become useable as soon as practicable thereafter;

     (e) notwithstanding anything to the contrary herein, Newco may prohibit offers and sales of the Registered Shares pursuant to the Registration Statement at any time if (i) it is in possession of material non-public information, (ii) the Board of Directors of Newco determines based on advice of counsel that such prohibition is necessary in order to avoid a requirement to disclose such material non-public information, (iii) the Board of Directors of Newco determines in good faith that disclosure of such material non-public information would not be in the best interests of Newco and its stockholders, and (iv) Newco imposes similar restrictions on the sale or purchase of its capital stock on any officer and director of Newco (the period during which any such prohibition of offers and sales of Registered Shares pursuant to the Registration Statement is in effect

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
pursuant to this subparagraph (e) is referred to herein as a "Suspension Period"). A Suspension Period shall commence on and include the date on which Newco provides written notice to holders of stock covered by the Registration Statement that offers and sales of Registered Shares cannot be made thereunder in accordance with this Agreement and shall end two business days after the earlier to occur of (i) the date on which such material information is disclosed to the public or ceases to be material or Newco is able to so comply with its disclosure obligations and SEC requirements, or (ii) ____________ days after written notice is provided by Newco to the holders of the stock of such Suspension Period. Each notice shall state to the extent, if any, as is practicable, an estimate of the expected duration of the Suspension Period;

     (f) each holder of ICI, HII or MCC Stock shall furnish to Newco such information regarding the distribution of its Registered Shares as is required by law to be disclosed in the Registration Statement (the "Requisite
Information") prior to effecting any sale pursuant to such Registration Statement. Each holder of ICI, HII or MCC Stock as to which any Registration Statement is being effected agrees prior to effecting any sale of the Registered Shares thereunder to furnish promptly to Newco all information required to be disclosed in order to make any Requisite Information previously furnished to Newco by such holders of ICI, HII or MCC Stock not materially misleading or necessary to cause such Registration Statement not to omit a material fact with respect to such holder of ICI, HII or MCC Stock necessary in order to make the statements therein not misleading;

     (g) the Parties agree to use their best efforts to cause the Registered Shares covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable to consummate the disposition of such Registered Shares, subject to the proviso contained in this Agreement, and cause all Registered Shares to be listed on each securities exchange or national quotation system on which Newco's Common Stock is then listed.

     9.4 ADVICE OF DEVELOPMENTS. The Parties shall have continuing obligations after the date of this Agreement through the Closing Date to advise each other of any event, fact or circumstance, which has a material adverse effect on the business, operations or financial condition of Newco.

                                   ARTICLE 10
                              CONDITIONS TO CLOSING

     The Parties' obligations to consummate the transactions contemplated by this Agreement shall be subject to the full satisfaction of the following conditions, each of which conditions may be waived in writing by the Parties:

     10.1 INSTRUMENTS. The Parties and their representatives shall have executed and delivered to each other the Exchange Documents, the Escrow Agreement, if applicable, and any and all other documents reasonably required to effectuate the transactions contemplated hereby.


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
     10.2 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Parties contained in this Agreement shall be true in all material respects at the Closing as though made at such time except for any changes in the ordinary course of business.

     10.3 PERFORMANCE OF COVENANTS. The Parties shall have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date in all material respects.

     10.4 CERTIFICATE. The Parties shall have delivered to each other certificates executed by their chief executive officers, respectively, certifying as to (i) satisfaction of the conditions set forth in this Agreement, and (i) the results of the vote by their company's stockholders to approve the transactions contemplated in this Agreement.

     10.5 NO MATERIAL CHANGES. There shall not have been any material adverse change in the assets, liabilities, business, operations or financial condition of the Parties from the date hereof to the Closing Date, nor shall there exist any condition which could reasonably be expected to result in such a material adverse change, provided, however, that any material adverse change that results from general economic, business or industry conditions or the announcement of the transaction contemplated hereby shall be disregarded for the purposes of this Section.

     10.6 CONSENTS. All consents or approvals required for the consummation of the transactions contemplated hereby, including any required consents of the parties to any contract to which either HII, ICI or MCC is a party, shall have been obtained, except any consents, which if not obtained would not have a material adverse effect on the business, operations or financial condition of the Parties.

     10.7 OPINION. The Parties shall have delivered to each other opinions of their counsel.

     10.8 STOCKHOLDER APPROVAL. This Agreement and the transactions contemplated hereby shall have been duly approved and adopted by the requisite vote of the stockholders of the Parties pursuant to the GCL.

     10.9 FAIRNESS OPINION. MCC shall obtain, at the sole cost and expense of Newco, a Fairness Opinion from a qualified financial advisor regarding the fairness of the transactions contemplated within this Agreement to the shareholders of MCC.

     10.10     EFFECTIVE  PROXY.  The  Proxy Statements, as set forth in Section
2.6 herein, shall have been reviewed and declared effective by the Securities and Exchange Commission.


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
     10.11 FINANCING. MCC or ICI shall have raised financing in the minimum aggregate amount of One Million Five Hundred Thousand Dollars ($1,500,000).

     10.12 AUDITED FINANCIALS. The Parties shall have delivered to each other, audited financial statements for the periods set forth in Sections 4.5,
5.4  and  6.5.

     10.13 RECEIPT OF DUE DILIGENCE. The Parties shall have delivered to each other, the due diligence materials set forth in Article 14.

     10.14     PIC  DIVESTITURE.     MCC  shall  have  divested its wholly-owned
subsidiary Priority International Communications, Inc. as set forth in Section 11.2.1.

     10.15 REPUBLIC CREDIT CORPORATION. MCC shall have resolved any and all claims, obligations and the like, to the satisfaction of ICI and HII, involving Republic Credit Corporation.

     10.16 MCC DEBT CONVERSION. MCC shall have converted all outstanding debt, to the satisfaction of ICI and HII, into equity of MCC.

     10.17 DISCLOSURE SCHEDULES. The Parties shall have delivered to each other, the Disclosure Schedules set forth in Section 14.1 at least three (3) days prior to the Closing.

     10.18 EFFECTIVENESS. ICI shall have fully completed its pending transaction with Accent Health providing a minimum commitment to ICI from Accent in the amount of at least $200,000.

                                   ARTICLE 11
           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

     11.1 SURVIVAL. The representations and warranties of the Parties hereto contained in this Agreement or in any document, certificate or schedule or instrument contemplated hereby or delivered pursuant hereto, shall survive the Closing Date until the date (the "Expiration Date") that is two (2) years from the Effective Time. The representations and warranties of the Parties contained in this Agreement or in any document, certificate or instrument contemplated hereby or delivered pursuant hereto, shall survive the Closing Date until the Expiration Date.

     11.2 MCC's INDEMNITY. MCC shall indemnify, defend, protect and hold harmless HII and ICI, as well as their Subsidiaries and Affiliates and their respective officers, directors, stockholders, employees and agents, from and against any and all losses, costs, expenses, liabilities, obligations, claims, demands, causes of action, suits, settlements and judgments of every nature, including the costs and expenses associated therewith and reasonable attorneys', consultants' and witness fees incurred in connection therewith ("HII's Damages" and "ICI's Damages"), which arise out of: (i) the breach by MCC prior to the Closing Date of any representation or warranty made by

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
MCC under this Agreement or any schedule, exhibit or certificate delivered by MCC pursuant to this Agreement; (ii) the non-performance by MCC, partial or total, prior to the Closing Date of any covenant made by MCC pursuant to this Agreement or schedule, exhibit or certificate delivered by MCC pursuant to this Agreement; or (iii) the conduct of the business of MCC prior to the Closing Date in breach of any covenant set forth in this Agreement.

          11.2.1 PIC TRANSACTION. MCC shall indemnify, defend, protect and hold harmless HII and ICI, as well as their Subsidiaries and Affiliates and their respective officers, directors, stockholders, employees and agents, from and against any and all losses, costs, expenses, liabilities, obligations, claims, demands, causes of action, suits, settlements and judgments of every nature, including the costs and expenses associated therewith and reasonable attorneys', consultants' and witness fees incurred in connection therewith ("HII's Damages" and "ICI's Damages"), which arise out MCC's ownership and/or sale of its wholly-owned subsidiary Priority International Communications, Inc. ("PIC") which arise out of any act or failure to act or perform and obligation on behalf of PIC, of any kind.

     11.3 ICI's INDEMNITY. ICI shall, indemnify, defend, protect and hold harmless MCC and its Affiliates and their respective officers, directors, stockholders, employees and agents, from and against any and all losses, costs, expenses, liabilities, obligations, claims, demands, causes of action, suits, settlements and judgments of every nature, including the costs and expenses associated therewith and reasonable attorneys', consultants' and witness fees incurred in connection therewith ("MCC's Damages"; and when used together with or in the alternative to HII's Damages or ICI's Damages, "Damages"), which arise out of: (i) the breach by ICI of any certification, representation or warranty made by ICI pursuant to this Agreement or any schedule, exhibit or certificate delivered by ICI pursuant to this Agreement; (ii) the non-performance, partial or total, of any covenant made by ICI pursuant to this Agreement required to be performed prior to the Closing or any document or certificate delivered by ICI pursuant to this Agreement; or (iii) the conduct of the business of ICI prior to the Closing Date in breach of any covenant set forth in this Agreement.

     11.4 HII's INDEMNITY. HII shall, defend, protect and hold harmless MCC and its Affiliates and their respective officers, directors, stockholders, employees and agents, from and against any and all losses, costs, expenses, liabilities, obligations, claims, demands, causes of action, suits, settlements and judgments of every nature, including the costs and expenses associated therewith and reasonable attorneys', consultants' and witness fees incurred in connection therewith ("MCC's Damages"; and when used together with or in the alternative to HII's Damages or ICI's Damages, "Damages"), which arise out of:
(i) the breach by HII of any certification, representation or warranty made by HII pursuant to this Agreement or any schedule, exhibit or certificate delivered by HII pursuant to this Agreement or (ii) the non-performance, partial or total, of any covenant made by HII pursuant to this Agreement required to be performed prior to the Closing or any document or certificate delivered by HII pursuant

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
to this Agreement; or (iii) the conduct of the business of ICI prior to the Closing Date in breach of any covenant set forth in this Agreement.

     11.5 OTHER REMEDIES. The rights of indemnification of an Indemnities shall be limited to the provisions of this Article, and the provisions of this Article shall be exclusive of any other indemnification provided for under this Agreement and any other rights or remedies at law or in equity, which may accrue to an Indemnitee.

     11.6 INDEMNIFICATION LIMITATIONS. Notwithstanding the foregoing, the right to indemnification under this Section 11 shall be subject to the following terms:

          11.6.1 No indemnification shall be payable pursuant to Section 11 unless and until the amount of all claims for indemnification pursuant to the applicable Section exceeds $50,000.

          11.6.2     No  indemnification  shall  be  payable pursuant to Section
11.2 after the Expiration Date, except with respect to claims made prior to the Expiration Date, but not resolved by the Expiration Date. Subject to the foregoing, the representations and warranties contained herein or in any certificate delivered pursuant hereto shall expire at the close of business on the Expiration Date.

          11.6.3 The limitations of Section 11.6.1 and 11.6.2 shall not apply in the case of a fraudulent or intentional misrepresentation or breach by any party, but no person shall be liable for any such misrepresentation or breach by any other person.

          11.6.5 In determining the amount of any indemnity, there shall be taken into account any tax benefit, insurance proceeds or other similar recovery or offset realized, directly or indirectly, by the party to be indemnified.

                                   ARTICLE 12
                                   TERMINATION

     12.1 GROUNDS FOR TERMINATION. This Agreement may be terminated at any time prior to the Closing:

          12.1.1     by  mutual  written  agreement  of  the  Parties;  or

          12.1.2 by either Party if the Exchange shall not have been consummated on or before November 30, 2001 (other than as a result of a failure by such party to comply with its obligations under this Agreement); or

          12.1.3 by HII in the event of the MCC's or ICI's material breach of any of their covenants, representations or warranties under this Agreement; or

          12.1.4 by ICI in the event of the MCC's or HII's material breach of any of their covenants, representations or warranties under this Agreement; or


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
          12.1.5 by MCC in the event of HII's or ICI's material breach of any of their respective covenants, representations or warranties under this Agreement.

     12.2 EFFECT OF TERMINATION. If this Agreement is terminated as permitted by Section 12.1, except as set forth in the next sentence, the parties hereto shall have no further obligations to each other, provided that no such termination shall impair, limit or affect, in any manner, any liability of any party hereto for any breach of any covenant, representation or warranty set forth in this Agreement, accrued as of the date of such termination. The provisions of Article 11, shall survive any termination hereof.

                                   ARTICLE 13
                                  MISCELLANEOUS

     13.1 ANNOUNCEMENTS. Each of MCC, HII and ICI agree not to make any press release or other public announcements regarding this Agreement without the other party's prior consent, unless reasonably required by applicable law, in which case prompt written notice of such announcement shall be given to the other party.

     13.2 FINDERS AND BROKERS. The Parties represent that they have retained the services of Waterford Financial, Inc. and Berthel Fisher Company for financial services and consulting, including assistance in the consummation of the instant transaction. The Parties agree that any and all commissions and/or fees required to be paid to Waterford Financial, Inc. and Berthel Fisher Company at the closing shall be paid by Newco. Copies of the Agreements with Waterford Financial, Inc. and Berthel Fisher Company are attached hereto in the Disclosure Schedules. The Parties shall indemnify and hold each other harmless from any claim that is asserted by any person for a finder's fee or like payment with respect to this Agreement arising from any act, representation or promise of the indemnifying party or its representative.

     13.3 AMENDMENT. Subject to applicable law, this Agreement may only be amended or supplemented by written agreement of MCC, ICI and HII.

     13.4 WAIVER OF COMPLIANCE. Except as set forth herein, any failure of MCC, ICI or HII, to comply with any provision of this Agreement may be expressly waived in writing by other complying parties, but such waiver or failure to insist upon strict compliance with such provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power provided herein or by law or in equity. The waiver by any party of the time for performance of any act or condition hereunder does not constitute a waiver of the act or condition itself.

     13.5 EXPENSES. At Closing, each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others

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
engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

     13.6 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The respective representations and warranties of each party contained herein shall not be deemed waived or otherwise affected by any investigation made by or on behalf of the other party and such representations and warranties shall survive the Closing and the consummation of the Exchange contemplated hereby as provided in
Article 10. All statements contained in this Agreement or in any schedule, exhibit, certificate, list, or other document delivered pursuant hereto shall be deemed representations or warranties, as the case may be (as such terms are used in this Agreement), of the party making such statements.

     13.7 NOTICES. All notices, demands, and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, postage prepaid, certified or registered mail, return receipt requested, and addressed as follows:

     To  MCC  at:     MURDOCK  COMMUNICATIONS  CORPORATION
                      5539  Crane  Lane,  NE
                      Cedar  Rapids,  Iowa  52402
                      Attn:  Eugene  I.  Davis

     With  a  copy  to:  JAMES  H.  ARENSON,  ESQ.
                         The  American  Building
                         Arenson  &  Zimmerman,  P.L.C.
                         101  Second  Street,  Suite  904
                         Cedar  Rapids,  Iowa  52401

     To  ICI  at:     INFORMED  CARE,  INC.
                      217  North  Westmonte  Drive,  Suite  3023
                      Altamonte  Springs,  Florida  32714
                      Attn.:  Michael  R.  Kerouac

     With  a  copy  to:     LEVY  BOONSHOFT  &  SPINELLI,  PC
                            477  Madison  Avenue,  14th  Floor
                            New  York,  New  York  10022
                            Attn.:  Charles  J.  Spinelli,  Esq.

     To  HII  at:     HOMETOWN  INFO,  INC.
                      611  Walnut  Street  -  Suite  3
                      Post  Office  Box  1569
                      Monticello,  Minnesota  55302
                      Attn:  Andrew  Robinson,  President


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
     With  a  copy  to:     Paul  DesHotels,  Esq
                            c/o  Waterford  Financial  Services,  Inc.
                            301  4th  AvenueSouth,Suite  470
                            Minneapolis,  Minnesota  55415

     Notice of change of address shall be effective only when done in accordance with this Section. All notices complying with this Section shall be deemed to have been received on the date of delivery or on the third business day after mailing.

     13.8 ASSIGNMENT; SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, each party agrees that it will not assign, sell, transfer, delegate, or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any right or obligation under this Agreement. Any purported assignment, transfer, or delegation in violation of this Section shall be null and void. Subject to the foregoing limits on assignment and delegation, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Except for those enumerated above, this Agreement does not create, and shall not be construed as creating, any rights or claims enforceable by any person or entity not a party to this Agreement.

     13.9 GOVERNING LAW. The validity, interpretation, enforceability, and performance of this Agreement shall be governed by and construed in accordance with the law of the State of Delaware.

     13.10 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     13.11 HEADINGS. The headings of the Sections and Articles of this Agreement and Table of Contents are for reference purposes only and shall not constitute a part hereof or affect the meaning or interpretation of this Agreement.

     13.12 ENTIRE AGREEMENT. The parties intend that the terms of this Agreement, including Disclosure Schedules of ICI, HII and MCC and other documents referred to herein, shall be the final expression of their agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving this Agreement.

     13.13 MCC DISCLOSURE SCHEDULE. The MCC Disclosure Schedule, ICI Disclosure Schedule and HII Disclosure Schedule shall be divided into sections corresponding to the sections of this Agreement. Disclosure in any section of those schedules shall constitute disclosure for purposes of all sections of the Agreement.


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     13.14     SEVERABILITY.  If  any  provision  of  this  Agreement,  or  the application thereof to any Person, place, or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such provisions as applied to other Persons, places, and circumstances shall remain in full force and effect.

     13.15 RULES OF CONSTRUCTION. The parties acknowledge that each party has read and negotiated the language used in this Agreement. The parties agree that, because all parties participated in negotiating and drafting this Agreement, no rule of construction shall apply to this Agreement, which construes ambiguous language in favor of or against any party by reason of that party's role in drafting this Agreement.

     13.16 ADDITIONAL DOCUMENTS. Each of the parties agree, without further consideration, to execute and deliver such other documents and take such further action as may be reasonably required to effectuate the provisions of this Agreement.

     13.17 ATTORNEY'S FEES. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorney's fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     13.18 EXHIBITS. All Exhibits attached hereto shall be deemed to be a part of this Agreement and are fully incorporated in this Agreement by this reference.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement and Plan of Reorganization as of the date first written above.


                                   ARTICLE 14
                              DISCLOSURE  SCHEDULE

     14.1 CONTENT. Notwithstanding anything to the contrary contained hereto each party shall provide the other a schedule of items ("Disclosure Schedule"), not later than three (3) business days before closing which shall include information concerning any discrepancy between the representations and warranties of a Party and the actual circumstances in existence at the time of Closing. Without limiting the foregoing, each Disclosure Schedule shall include the following information:

          14.1.1 A list of all subsidiaries of the disclosing Party and a description of all right, title or interest of the disclosing Party in or to any other corporation, company, partnership, joint venture, strategic alliance, trust, limited liability company or other Person.

          14.1.2 A true and current copy of the Stockholder Register of the disclosing Party, including, for each shareholder, the (i) name and address, phone

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number and e-mail address; (ii) number of shares owned; (iii) dates of purchase;
(iv) amounts paid for shares; and (v) beneficially owned shares held in another name. The information required in this Subsection (b) is to be updated as of the close of business on the last business day prior to the Closing.

          14.1.3 A complete list of warrants, rights, subscriptions, preemptive rights, options or other agreements to purchase stock or any other security of a Party and all outstanding securities convertible into, or exchangeable for stock, that are outstanding.

          14.1.4 Contracts to which the disclosing company is a party or by which the disclosing company's assets are encumbered.

          14.1.5 All bank and brokerage accounts, whether or not held in the disclosing company's name.

          14.1.6 The identity of all Persons granted a Power of Attorney by the disclosing company and a summary of the terms thereof.

          14.1.7 A list of material changes in condition, financial or otherwise, of the disclosing company, including any previously undisclosed liens.

          14.1.8 A list of all insurance policies and bonds in force with respect to the disclosing company or its assets, and providing (i) the name of the insurer; (ii) the terms and extent of coverage; (iii) the names and addresses of the owner and the loss payee of each policy; (iv) the annual premium; and (v) the termination date of the policy or bond.

          14.1.9 A description of all liens against the property or assets of the disclosing company, giving, the name and address of the lien holder, the reason for the lien, the amount of the lien and the terms and duration of the lien.

          14.1.10 A description of any assets disposed of since the date of the last audited financial statements and the circumstances of the disposition.

          14.1.11 A description of the circumstances of origin and the present status of any violation of a law, regulation, ordinance, judgment, injunction, decree or other order of a court, arbitrator, or governmental authority.

          14.1.12 A complete list and description of the intellectual property owned, licensed to, licensed by, or in which the disclosing company claims any right, title or interest, providing: (i) the nature of the intellectual property; (ii) the identity of any other owners or claimants of any right, title or interest in the intellectual property; (iii) the jurisdictions by or in which the intellectual property has been registered or in which an application for registration has been filed; (iv) a list of all licenses and sublicenses to which the disclosing company is a party, whether as licensee or licensor and the identity and status or all other parties to each license or sublicense; and (v) the

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
identity and terms of any agreement for indemnification related to an infringement of intellectual property rights to which the disclosing company is a party.

          14.1.13 A description of any express warranties or guarantees made by the disclosing company to any party.

          14.1.14 The title, docket or case number of any pending or threatened litigation and a brief description of the issues therein.

          14.1.15 A complete list of all outstanding accounts payable and any other continuing debts.

          14.1.16     A  complete  list  of all outstanding accounts receivable.

          14.1.17 A list of all claims, debts or other monetary obligations that have been paid, satisfied or discharged, in whole or in part, other than payments made in the ordinary course of business.

          14.1.18 A complete description of any write-down, discount, cancellation, write-off or waiver taken or granted on any account receivable or other obligation of the disclosing company.

          14.1.19 A complete list and brief descriptions of each Employee Plan currently in force.

          14.1.20 A complete list and brief descriptions of all agreements with directors, officers, unions, bargaining units, employees or consultants.

          14.1.21 A complete list of current employees including annual salary, bonuses paid in the past year and accrued vacation or sick days to date.



MURDOCK  COMMUNICATION  CORPORATION


By  /s/ Eugene I. Davis
    --------------------------------
     Eugene I. Davis, CEO

INFORMED  CARE,  INC.


By  /s/ Michael R. Kerouac
    --------------------------------
     Michael R. Kerouac, CEO


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
HOMETOWN  INFO,  INC.


By  /s/ Andrew Robinson
    --------------------------------
     Andrew Robinson, CEO

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